EXHIBIT 10.1

SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

Dated as of February 7, 2017

among

BOSTON SCIENTIFIC FUNDING LLC, as Borrower,

BOSTON SCIENTIFIC CORPORATION, as Servicer,

THE LENDERS AND CO-AGENTS
PARTY HERETO FROM TIME TO TIME

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

Second Amended and Restated Credit and Security Agreement

Table of Contents

Page

Second Amended and Restated Credit and Security Agreement
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Second Amended and Restated Credit and Security Agreement
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Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Borrowing Request
Exhibit III	Jurisdictions of Organization and Chief Executive Offices of the Loan Parties; Locations of Records; Organizational Identification Numbers
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Commitment Reduction Notice; Form of Commitment Increase Request; Form of Commitment Increase Response
Exhibit VIII	Credit and Collection Policy
Exhibit IX	Form of Monthly Report
Exhibit X	Eligible Originators
Exhibit XI	Form of Assignment and Acceptance Agreement
Exhibit XII	Form of Prepayment Notice
Exhibit XIII	Form of U.S. Tax Compliance Certificates
Schedule A	Commitments
Schedule B	Closing Documents
Schedule C	Effectiveness Date Documents
Schedule 14.2	Notices

Second Amended and Restated Credit and Security Agreement
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SECOND AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of February 7, 2017 is entered into by and among:

(a)          BOSTON SCIENTIFIC FUNDING LLC, a Delaware limited liability company (“Borrower”),

(b)          BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“BSX”), as initial Servicer,

(c)          WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Lender and Co-Agent,

(d)          SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, in its capacity as Lender,

(e)          SMBC NIKKO SECURITIES AMERICA, INC., in its capacity as Co-Agent,

(f)          Any person from time to time party hereto pursuant to an Assignment and Acceptance Agreement or other similar writing in its capacity as agent for a group (together with its successors in such capacity, each a “Co-Agent”), any Conduit in such group from time to time party hereto (each, a “Conduit” or a “Lender”) and any Liquidity Bank from time to time party hereto in its capacity as a Liquidity Bank with respect to such Conduit (each a “Liquidity Bank” or a “Lender” and together with the related Conduit, the related Co-Agent and any other Liquidity Banks for such Conduit, a “Conduit Group”),

(g)          Any other Lender or Agent from time to time party hereto, and

(g)          WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

Unless defined elsewhere herein, capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to such terms in Exhibit I.  Those capitalized terms used herein but defined in other Transaction Documents shall have the same meanings assigned to such terms in those other Transaction Documents when used herein unless otherwise defined herein.

PRELIMINARY STATEMENTS

The parties hereto are parties (except in the case of BSX and the Borrower, by way of assignment and assumption) to an Amended and Restated Credit and Security Agreement, dated as of November 7, 2007 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), which was an amendment and restatement of the Credit and Security Agreement dated as of August 16, 2002 (as amended, amended and restated, supplemented or otherwise modified prior to November 7, 2007, the “Original Agreement”).

Second Amended and Restated Credit and Security Agreement

The parties hereto desire to further amend and restate the Existing Agreement as of the date hereof and to continue the security interest created in Original Agreement and continued in the Existing Agreement.

Now, therefore, the parties hereto agree as follows:

ARTICLE I
THE CREDIT

Section 1.1          The Facility.  On the terms and subject to the conditions set forth in this Agreement, Borrower (or the Servicer on Borrower’s behalf) may from time to time during the Revolving Period request Advances by delivering a Borrowing Request to the Co-Agents in accordance with Section 2.1.

(a)          If any Co-Agent’s Group includes a Conduit, then upon receipt of a copy of each Borrowing Request from Borrower or Servicer, such Co-Agent shall determine whether its Conduit will make a Loan in an amount equal to its Group’s Percentage of the requested Advance specified in such Borrowing Request, and in the event that its Conduit elects not to make any such Loan to Borrower, such Co-Agent shall promptly notify Borrower and, unless Borrower cancels its Borrowing Request (which, for the avoidance of doubt shall apply to all Lenders), each of the related Conduit’s Liquidity Banks severally agrees to make its Ratable Share of such Loan to Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of  such Conduit’s Liquidity Banks’ Loans at any one time outstanding exceed the lesser of (i) the aggregate amount of the Conduit’s Liquidity Banks’ Commitments, and (ii) such Conduit Group’s Percentage of the Borrowing Base (such lesser amount, the “Conduit Allocation Limit”).

(b)          If any Co-Agent’s Group does not include a Conduit, the Lenders in such Group shall, unless the Borrower has canceled its Borrowing Request pursuant to clause (a) above, make a Loan in an amount equal to its Percentage of the requested Advance, on the terms and subject to the conditions hereof; provided that at no time may the aggregate principal amount of such Lender’s Loans at any time outstanding exceed the applicable Allocation Limit.

(c)          Each Loan shall be in the minimum amount of $1,000,000 or a larger integral multiple of $500,000.  In no event may the aggregate principal amount of the Advances hereunder exceed the lesser of (x) the Aggregate Commitment, or (y) the Borrowing Base.  Each Committed Lender’s Commitment under this Agreement shall terminate on the Facility Termination Date.  Each of the Loans, and all other Obligations of Borrower, shall be secured by the Collateral as provided in Article XIII.

Section 1.2          Funding Mechanics; Liquidity Fundings.

Second Amended and Restated Credit and Security Agreement

(a)          Each Advance hereunder shall consist of Loans made by each Group and (except for any Advance which does not increase the aggregate principal amount of the Loans outstanding) shall be made in such proportions by each Group such that, after giving effect thereto, the aggregate outstanding principal balance of the Loans outstanding from each Group shall be in proportion to such Group’s Percentage of the aggregate outstanding principal balance of all Advances then outstanding hereunder.  Any Advance which does not increase the aggregate principal amount outstanding may be funded solely by one or more of the members of a single Group.

(b)          Each Lender funding any portion of an Advance shall wire transfer the principal amount of its Loan to its applicable Co-Agent in immediately available funds not later than 1:00 p.m. (New York City time) on the applicable Borrowing Date and, subject to its receipt of such Loan proceeds, such Co-Agent shall wire transfer such funds to the account specified by Borrower in its Borrowing Request not later than 2:00 p.m. (New York City time) on such Borrowing Date; provided that a Lender may wire transfer its portion of an Advance directly to the Borrower for receipt by 2:00 p.m.

(c)          While it is the intent of each of the Conduits, if any, to fund its respective Loans through the issuance of Commercial Paper, the parties acknowledge that, when applicable, if any Conduit is unable, or determines in its reasonable business judgment that it is undesirable for any reason to issue Commercial Paper to fund or maintain all or any portion of its Loans at a CP Rate, or is unable to repay such Commercial Paper upon the maturity thereof, such Conduit or its related Liquidity Bank will fund such Loan, or a portion thereof, as a Liquidity Funding.  The Liquidity Fundings may be Alternate Base Rate Loans or LIBOR Loans, or a combination thereof; provided, however, that each Liquidity Funding shall be an Alternate Base Rate Loan at least for the first two (2) Business Days after it is funded.  In addition, the parties acknowledge that Commercial Paper is issued at a discount and at varying discount rates; accordingly, it may not be possible for all CP Rate Loans to be made in amounts precisely equal to the amounts specified in a Borrowing Request.  Regardless of whether a Liquidity Funding constitutes an assignment of a Loan or the sale of one or more participations therein or any other obtaining of funding for all or any portion of any Loan, each Liquidity Bank participating in a Liquidity Funding shall have the same rights as its Conduit has hereunder with the same force and effect as if such Liquidity Bank had directly made a Loan to Borrower in the amount of its Liquidity Funding.

(d)          Nothing herein shall be deemed to commit any Lender to make CP Rate Loans and it is contemplated that each Loan made by a Lender that is not a Conduit or acting in its role as a Liquidity Bank shall be either an Alternate Base Rate Loan or LIBOR Loan, or a combination thereof, as specified in the Borrowing Request or as otherwise provided herein.

Section 1.3          Interest Rates.

(a)          Each CP Rate Loan shall bear interest on the outstanding principal amount thereof from and including the first day of each CP Tranche Period to (and including) the last day of such CP Tranche Period at the applicable CP Rate.  On the 5th Business Day immediately preceding each Settlement Date, each Co-Agent whose Group includes a Conduit shall calculate the amount of CP Costs for its Conduit for the applicable CP Tranche Period and each shall notify Borrower of such amount which shall be payable on such Settlement Date.

Second Amended and Restated Credit and Security Agreement

(b)          Each LIBOR Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the applicable LIBOR for such LIBOR Loan and such Interest Period (or in the case of a LIBOR Loan which is a LMIR Loan, at the LIBOR Market Index Rate for each day in such Interest Period, including the last day of such Interest Period); provided that (i) the applicable Co-Agent has received the notice as and when required under Section 2.2(b) and (ii) the applicable Co-Agent determines that circumstance described in Section 2.2(c) does not exist.

(c)          Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid at a rate per annum equal to the Alternate Base Rate for such Alternate Base Rate Loan for such day.  Changes in the rate of interest on Alternate Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

(d)          Notwithstanding anything to the contrary contained in Sections 1.3(a), (b) or (c), upon the occurrence of an Amortization Event, and during the continuance thereof, all Obligations shall bear interest, payable upon demand, at the Default Rate.

(e)          Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received by each Lender (or where such Lender is a Conduit, its Co-Agent) prior to 1:00 p.m. (New York City time) at the place of payment.  If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

Section 1.4          Payment Dates; Absence of Notes to Evidence Loans.

(a)          Borrower promises to pay the principal of each CP Rate Loan on the last day of its CP Tranche Period.

(b)          Borrower promises to pay the principal of each LIBOR Loan on the last day of its Interest Period.

(c)          Borrower promises to pay the principal of each Alternate Base Rate Loan on or before the earlier to occur of (i) the Facility Termination Date, and (ii) the refinancing of such Loan with a CP Rate Loan or a LIBOR Loan.

(d)          Borrower promises to pay all accrued and unpaid interest on each Loan for each Settlement Period or CP Tranche Period on its applicable Settlement Date(s).

(e)          Each Lender shall maintain (or cause its respective Co-Agent to maintain) in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

Second Amended and Restated Credit and Security Agreement

Upon request of Borrower, such Lender’s Co-Agent or the Administrative Agent, such Lender will confirm the outstanding principal balances of its Loans and the amount of any accrued and unpaid interest thereon.  The entries maintained in the accounts maintained pursuant to this Section shall absent manifest error be correct evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Lender (or Co-Agent) to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

Section 1.5          Prepayments.  Subject, in the case of CP Rate Loans and LIBOR Loans, to the funding indemnification provisions of Section 4.3:

(a)          Borrower may from time to time voluntarily prepay, without penalty or premium, all outstanding Advances, or, in a minimum aggregate amount of $2,000,000 (or a larger integral multiple of $1,000,000), any portion of the outstanding Advances by giving prior irrevocable written notice to the Co-Agents in the form of Exhibit XII hereto (each, a “Prepayment Notice”):  (i) given within the Required Notice Period and (ii) providing for, in the case of LIBOR Loans, such prepayment to occur on the last day of the Interest Period for any Lender’s LIBOR Loans so prepaid; provided that each such prepayment of principal complying with the provisions of this section or otherwise is accompanied by a payment of all accrued and unpaid interest on the amount prepaid, together with all amounts (if any) due under Section 4.3 and any Broken Funding Costs (if any) due because of such prepayment, and is made between the Lenders in such proportions so that after giving effect thereto, the aggregate outstanding principal balance of the Loans outstanding from each Lender shall be in proportion to such Lender’s percentage of the aggregate outstanding principal balance of all Advances then outstanding hereunder.

(b)          If, on any Business Day, the aggregate outstanding principal amount of the Loans from any Group exceeds such Group’s Allocation Limit, then in each case Borrower shall prepay such Loans by wire transfer to the relevant Lender (or in the case of a Lender in a Conduit Group, the relevant Co- Agent (for distribution to its Constituent Lenders)) received not later than 1:00 p.m. (New York City time) on the first Business Day thereafter of an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid.

(c)          Upon receipt of any wire transfer pursuant to Section 1.5(a) or (b), the applicable Co-Agent shall wire transfer to each of its Constituent Lenders their respective shares thereof not later than 1:30 p.m. (New York City time) on the date when received.  Any prepayment required pursuant to Section 1.5 (b) shall be applied in such order as each Co-Agent may determine.

Section 1.6          Changes in Aggregate Commitment.

(a)          Borrower may reduce the Aggregate Commitment in whole, or ratably between the Groups in part, in a minimum amount of $10,000,000 (or a larger integral multiple of $1,000,000), upon at least five (5) Business Days’ written notice to the Co-Agents in the form of Exhibit VII-l hereto (each, a “Commitment Reduction Notice”),

Second Amended and Restated Credit and Security Agreement

which notice shall specify the aggregate amount of any such reduction and the Committed Lenders’  respective amounts thereof, provided, however, that (a) the amount of the Aggregate Commitment may not be reduced below the Aggregate Principal unless accompanied by a prepayment pursuant to Section 1.5 in the amount necessary to ensure that the Aggregate Principal does not exceed the Aggregate Commitment, and (b) the amount of the Aggregate Commitment may not be reduced below $100,000,000 unless the Aggregate Commitment is terminated in full. All accrued and unpaid fees, including Broken Funding Costs, if any, shall be payable on the effective date of any termination of the Aggregate Commitment. Each Commitment Reduction Notice shall be irrevocable once delivered to the Co-Agents.

(b)          At any time prior to the Facility Termination Date, Borrower may request an increase in the Aggregate Commitment (up to an Aggregate Commitment not to exceed $500,000,000) ratably between the Groups (except as provided in the last sentence of this Section 1.6 (b)), in a minimum amount of $10,000,000 (or a larger integral multiple of $1,000,000), upon at least thirty (30) Business Days’ written notice to the Co-Agents in the form of Exhibit VII-2 hereto (each, a “Commitment Increase Request”), which request shall specify the aggregate amount of any such increase and the Committed Lenders’ proposed respective amounts thereof.  On or within thirty (30)  Business Days after its receipt of a Commitment Increase Request, each of the Co-Agents shall notify Borrower in writing in the form of Exhibit VII-3 hereto (each, a “Commitment Increase Response”) as to whether the Lenders in its Group, in their sole and absolute discretion, will agree to such Group’s requested increase in whole or in part. Failure by any Co-Agent to issue a Commitment Increase Response within such thirty (30) Business Day period shall be deemed to constitute a denial by the Lenders in such Co-Agent’s Group. If any of the Co-Agents issues a Commitment Increase Response that is affirmative, in whole or in part, the agreed portion of the increase requested from its Group will become effective on the thirtieth (30th) Business Day after the date of the applicable Commitment Increase Request. If any of the Co-Agents issues a Commitment Increase Response that is negative, in whole or in part, or fails to issue a timely Commitment Increase Response, Borrower may request each other Co-Agent (on behalf of its Group) to agree to the declined portion of such increase by issuing another Commitment Increase Request pursuant to this Section 1.6 (b).

Section 1.7          Distribution of Certain Notices; Notification of Interest Rates.  Promptly after receipt thereof, each Co-Agent will notify its Constituent Lenders of the contents of each Monthly Report, Borrowing Request, Commitment Reduction Notice, Prepayment Notice, notice of default or other notice received by it from Borrower or the Servicer hereunder.  In addition, each of the Co-Agents shall promptly notify its Constituent Lenders and Borrower of each determination of and change in Interest Rates and of any decision by the Liquidity Banks in its Group, if any, not to extend their Liquidity Termination Date.  Each Co-Agent shall promptly notify Borrower of each determination of and change in Interest Rate.

Section 1.8          Extension of the Scheduled Termination Date.

(a)(i)          Provided that no Unmatured Amortization Event or Amortization Event exists and is continuing, Borrower may request the Lenders in each Group to extend by a calendar year their Scheduled Termination Date by submitting a request for such extension (each, an “Anniversary Extension Request”) to the Co-Agents at least 35 days and no more than 90 days prior to each anniversary of the Effectiveness Date.

Second Amended and Restated Credit and Security Agreement

Each Anniversary Extension Request must specify the new Scheduled Termination Date that gives effect to the calendar year extension and the date as of which the Co-Agents (on behalf of their respective Constituent Lenders) must respond to the Anniversary Extension Request (the “Anniversary Response Date”). The Anniversary Response Date must be at least 30 days after the Anniversary Extension Request is delivered to the Co-Agents.

(ii)    Promptly upon receipt of an Anniversary Extension Request, each Co-Agent shall notify its Constituent Lenders of the receipt thereof and shall request each applicable Lender to approve such Anniversary Extension Request. Each applicable Lender approving such Anniversary Extension Request shall deliver its written approval to its Co-Agent no later than the Anniversary Response Date, whereupon such Co-Agent shall notify the other Co-Agents(s) and Borrower within one Business Day thereafter as to which (if any) of such Co-Agent’s applicable Lenders have approved such Anniversary Extension Request.

(iii)    If any Lender does not approve the Anniversary Extension Request, its Co-Agent shall promptly notify the other Co-Agent(s), if applicable, and Borrower, and the Anniversary Extension Request shall be deemed denied and the Scheduled Termination Date shall remain unchanged. If all applicable Lenders approve the Anniversary Extension Request by the Anniversary Response Date, the calendar year extension of the Scheduled Termination Date shall become effective on the Anniversary Response Date, and each of the Co-Agents shall promptly notify Borrower and the other Co-Agent(s), if any, of the applicable Lenders’ new Scheduled Termination Date.

(b)(i) Provided that no Unmatured Amortization Event or Amortization Event exists and is continuing, Borrower may also request one or more Liquidity Bank(s) to extend its Scheduled Termination Date by submitting a request for an extension (each, an “Extension Request”) to the Co-Agents no more than 90 days prior to each Liquidity Bank’s respective Scheduled Termination Date then in effect.  Each Extension Request must specify the new Scheduled Termination Date requested by Borrower for such Liquidity Bank(s) and the date (which must be at least 30 days after the Extension Request is delivered to the Co-Agents) as of which the Co-Agents and the applicable Liquidity Bank(s) must respond to the Extension Request (the “Response Date”).

(ii)    Promptly upon receipt of an Extension Request, each Co-Agent shall notify its Constituent Lenders of the receipt thereof and shall request each applicable Liquidity Bank to approve such Extension Request.  Each applicable Liquidity Bank approving such Extension Request shall deliver its written approval to its Co-Agent no later than the Response Date, whereupon such Co-Agent shall notify the other Co-Agents(s) and Borrower within one Business Day thereafter as to which (if any) of such Co-Agent’s applicable Constituent Liquidity Banks have approved such Extension Request.

(iii)    If any Liquidity Bank does not approve the Extension Request (each such non-approving Liquidity Bank, a “Non-Approving Lender”), the Co-Agent for such Lender shall promptly notify the Borrower and the other Co-Agent(s), and the Borrower shall have the right to (x) require such Non-Approving Lender to assign all, but not less than all, of its Commitment and outstanding Obligations by entering into written assignments with one or more Eligible Assignees not later than such Non-Approving Lender’s existing Scheduled Termination Date,

Second Amended and Restated Credit and Security Agreement

or (y) to pay in full all Obligations (if any) owing to such Non-Approving Lender and terminate its Commitment no later than such Non-Approving Lender’s existing Scheduled Termination Date. Each assignment pursuant to clause (b)(iii)(x) above to an Eligible Assignee (which may include a Constituent of another Co-Agent) shall become effective on the existing Scheduled Termination Date and, subject to receipt of payment in full on such exiting Scheduled Termination Date of all Obligations, if any, owing to such Non-Approving Lender, such Non-Approving Lender shall make each such requested assignment; provided, that any amount which would be owing to such Non-Approving Lender pursuant to Section 4.3 hereof shall be payable by the Borrower as if the Borrower had prepaid the Loans of the assigning Lenders.  If no assignment of a Non-Approving Lender’s Commitment to an Eligible Assignee is executed pursuant to clause (b)(iii)(x) above by such Non-Approving Lender’s existing Scheduled Termination Date, the Scheduled Termination Date for all Lenders shall remain unchanged.  If all Liquidity Banks approve an Extension Request by the Response Date, the Scheduled Termination Date specified in such Extension Request shall become effective on such Response Date as to the approving Liquidity Banks, and each of the Co-Agents shall promptly notify the Borrower and, if applicable, the other Co-Agents of the applicable Liquidity Banks’ new Scheduled Termination Date.

Section 1.9          Eligible Originators.  A list of Eligible Originators as of the Effectiveness Date is attached hereto as Exhibit X. After the Effectiveness Date, BSX may request that additional Eligible Originators be designated by submitting a written request to the Co-Agents.  If the Co-Agents, in their sole discretion, approve any such request in writing within 30 days after receiving such request, Exhibit X will be automatically deemed amended to add the name of such newly approved Eligible Originator.  If the Co-Agents have not approved such request in writing within thirty (30) days (or if any Co-Agent notifies BSX and the other Co-Agents) that such request is not approved), such request shall be considered to have been denied.

ARTICLE II
BORROWING AND PAYMENT MECHANICS; CERTAIN COMPUTATIONS

Section 2.1          Request a Borrowing.  Borrower (or the Servicer, on Borrower’s behalf) shall give the Co-Agents irrevocable notice in the form of Exhibit II hereto (each, a “Borrowing Request”) not later than (x) in the case of a Co-Agent for any LMIR Lender in respect of a LMIR Loan, 11:00 a.m. (New York City time) on the Borrowing Date of each Advance and (y) in the case of a Co-Agent for any other Lender, 11:00 a.m. (New York City time) at least two (2) Business Days before the Borrowing Date of each Advance. On each Borrowing Date, each applicable Lender shall make available its Loan or Loans in accordance with Section 1.2(b).

Section 2.2          CP Tranche Periods; Interest Periods; LIBOR Unavailability.

(a)          In the case of a Group that includes a Conduit, unless the Co-Agent for such Group shall have received written notice by 1:00 p.m. (New York City time) on the second (2nd) Business Day prior to the last day of a CP Tranche Period that Borrower intends to reduce the aggregate principal amount of its CP Rate Loans outstanding, such Co-Agent and its related Conduit shall be entitled to assume that Borrower desires to refinance the principal and interest of each maturing CP Rate Loan on the last day of its CP Tranche Period with new CP Rate Loans;

Second Amended and Restated Credit and Security Agreement

provided, however, that Borrower shall remain liable to pay in cash any portion of the principal or interest on the maturing CP Rate Loan when due to the extent that the applicable Conduit cannot issue Commercial Paper or avail itself of a Liquidity Funding, in either case, in the precise amount necessary to refinance the maturing CP Rate Loan and the accrued and unpaid interest thereon.

(b)          Unless a Co-Agent shall have received written notice by 1:00 p.m. (New York City time) on the second (2nd) Business Day prior to the last day of an Interest Period with respect to a LIBOR Loan that Borrower intends to reduce the aggregate principal amount of LIBOR Loans outstanding, such Co-Agent and its related Lender(s) shall be entitled to assume that Borrower desires to refinance its maturing LIBOR Loans on the last day of such Interest Period with Alternate Base Rate Loans.

(c)          If any Lender or Co-Agent determines that, by reason of circumstances affecting the relevant market, in connection with any Borrowing Request that (i) United States dollar deposits are not being offered to banks in the London interbank market for the applicable amount of the Advance requested in such Borrowing Request and as a result, the applicable LIBOR cannot be determined as provided in the definition thereof, (ii) adequate and reasonable means do not exist for determining the applicable LIBOR with respect to a requested Advance, or (iii) the applicable LIBOR with respect to a requested Advance does not adequately and fairly reflect the cost to the Lender of funding such Advance, such Lender or Co-Agent shall promptly so notify the Borrower.  Thereafter, the obligation of such Lender to make or maintain a Loan at LIBOR shall be suspended (as set forth in the immediately following sentence with respect to pending or outstanding Advances or Loans) until such Lender or Co-Agent revokes such notice.  Upon receipt of such notice, (A) the Borrower may revoke any pending Borrowing Request requesting a LIBOR Loan or, failing that, will be deemed to have converted such request into a Borrowing Request for an Alternate Base Rate Loan in the amount specified therein and (b) any outstanding LIBOR Loans shall automatically switch to Alternate Base Rate Loans on the first day of the next succeeding Settlement Period.

Section 2.3          Computation of Concentration Limits and Outstanding Balance.  The Obligor Concentration Limits and the aggregate Outstanding Balance of Receivables of each Obligor and its Affiliates who are Obligors (if any) shall be calculated as if each such Obligor and its Affiliates who are Obligors were one Obligor.

Section 2.4          Maximum Interest Rate.  No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law (the “Maximum Rate”). If at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the Maximum Rate which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Second Amended and Restated Credit and Security Agreement

Section 2.5          Payments and Computations, Etc.

(a)          Payments.  All amounts to be paid or deposited by Borrower or the Servicer (on Borrower’s behalf) to any of the Agents or Lenders (other than amounts payable under Section 4.2) shall be paid by wire transfer of immediately available funds received not later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the applicable Lender (or, in the case of Lenders in Conduit Groups, to the related Co-Agents) at its address specified below its signature hereto, and, to the extent such payment is for the account of any Lender in a Conduit Group, the applicable Co-Agent shall promptly disburse such funds to the appropriate Lender(s) in its Group.

(b)          Late Payments.  Upon demand, Borrower or the Servicer (on Borrower’s behalf), as applicable, shall pay to the applicable Lender (or, in case of Lenders in Conduit Groups, to the related Co-Agents for the account of its Lenders) to whom payment of any Obligation is due, interest on all amounts not paid or deposited by 1:00 p.m. (New York City time) on the date when due (without taking into account any applicable grace period) at the Default Rate.

(c)          Method of Computation.  All computations of interest at the Alternate Base Rate or the Default Rate shall be made on the basis of a year of 365 (or, when appropriate, 366) days for the actual number of days (including the first day but excluding the last day) elapsed.  All other computations of interest, and all computations of Servicing Fee, any per annum fees payable under Section 4.1 and any other per annum fees payable by Borrower to the Lenders, the Servicer or any of the Agents under the Transaction Documents shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

(d)          Avoidance or Rescission of Payments.  No payment of any Obligation shall be considered to have been paid if at any time such payment is rescinded or must be returned for any reason.

Section 2.6          Non-Receipt of Funds by the Co-Agents.  Unless a Lender notifies its Co-Agent prior to the date and time on which it is scheduled to fund a Loan that it does not intend to fund, such Co-Agent may assume that such funding will be made and may, but shall not be obligated to, make the amount of such Loan available to the intended recipient in reliance upon such assumption.  If such Lender has not in fact funded its Loan proceeds to the applicable Co-Agent, the recipient of such payment shall, on demand by such Co-Agent, repay to such Co-Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by such Co-Agent until the date such Co-Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day.

Second Amended and Restated Credit and Security Agreement

ARTICLE III
SETTLEMENTS

Section 3.1          Monthly Reporting.  Not later than the Monthly Reporting Date in each calendar month hereafter, the Servicer shall deliver to each of the Co-Agents, a Monthly Report accompanied by an electronic file in a form reasonably satisfactory to each of such Lenders and Co-Agents.  At or before 1:00 p.m. (New York City time) on the fifth Business Day immediately preceding each Settlement Date, each of the Co-Agents shall notify Borrower and the Servicer of (i) the aggregate principal balance of all Loans that are then outstanding from its Constituents, and (ii) the aggregate amount of all principal, interest and fees that will be due and payable by Borrower to such Co-Agent’s Constituents on such Settlement Date.

Section 3.2          Turnover of Collections.  Without limiting any Agent’s or Lender’s recourse to Borrower for payment of any and all Obligations:

(a)          If any Monthly Report reveals that a mandatory prepayment is required under Section 1.5(b), not later than the 1:00 p.m. (New York City time) on the next succeeding Settlement Date, the Servicer shall turn over to each applicable Lender (or, in case of Lenders in Conduit Groups, to each of the related Co-Agents, for distribution to its Lenders), a portion of the Collections received as of the Monthly Reporting Date on which such Monthly Report was due and not previously so distributed equal to the amount of such required mandatory prepayment;

(b)          If, on any Settlement Date, any Loans are to be voluntarily prepaid in accordance with Section 1.5(a), or if the aggregate principal amount of the Advances outstanding is to be reduced, the Servicer shall turn over to each of the Lenders (or, in case of Lenders in Conduit Groups, to each of the related Co-Agents, for distribution to its Lenders), a portion of the Collections equal to the related Group’s Percentage of the aggregate amount of such voluntary prepayment or reduction and any other amounts required to be paid in connection with such voluntary prepayment or reduction; and

(c)          In addition to, but without duplication of, the foregoing, on (i) each Settlement Date and (ii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration or otherwise) and, in the case of principal, has not been reborrowed pursuant to Section 1.1, the Servicer shall turn over to each of the Lenders (or, in case of Lenders in Conduit Groups, each related Co-Agent, for distribution to their respective Lenders), the related Group’s Percentage of a portion of the Collections equal to the aggregate amount of all other Obligations that are due and owing on such date.  If the Collections and proceeds of new Loans are insufficient to make all payments required under clauses (a), (b) and (c) and to pay the Servicing Fees and, if applicable, all expenses due and owing to any replacement Servicer under Section 8.1 (all of the foregoing, collectively, the “Required Amounts”) and Borrower has made any Demand Advances, Borrower shall make demand upon BSX for payment of the Demand Advances in an amount equal to the lesser of the Required Amounts and the aggregate outstanding principal balance of such Demand Advances (plus any accrued and unpaid interest thereon) and, upon receipt of any such amounts, Borrower shall pay them to each of the Lenders (or, in case of Lenders in Conduit Groups, each of the related Co-Agents), ratably in accordance with the related Group’s Percentage, for distribution in accordance with this Section 3.2.

Second Amended and Restated Credit and Security Agreement

(d)          If the aggregate amount of Collections and payments on Demand Advances received by the Lenders (or, in case of Lenders in Conduit Groups, each related Co-Agent) on any Settlement Date are insufficient to pay all Required Amounts, the aggregate amount received shall be applied to the items specified in the subclauses below, in the order of priority of such subclauses:

(i)          to any accrued and unpaid interest on the Loans that is then due and owing, including any previously accrued interest which was not paid on its applicable due date;

(ii)          if the Servicer is not Borrower or an Affiliate thereof, to any accrued and unpaid Servicing Fee that is then due and owing to such Servicer, together with any invoiced expenses of the Servicer due and owing pursuant to Section 10.3;

(iii)          to the fees due on such Settlement Date pursuant to the Amended Fee Letter, plus any fees previously accrued thereunder not paid on a prior Settlement Date;

(iv)          to the payment of the principal of any Loans that are then due and owing;

(v)          to other Obligations that are then due and owing; and

(vi)          if the Servicer is Borrower, BSX or one of their respective Affiliates, to the accrued and unpaid Servicing Fee that is then due and owing to such Servicer.

(e)          In addition to, but without duplication of, the foregoing, on (i) each Settlement Date and (ii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration or otherwise), the Servicer shall turn over to each of the Lenders (or, in case of Lenders in Conduit Groups, each related Co-Agent, for distribution to its Lenders), a portion of the Collections equal to the aggregate amount of all Obligations that are due and owing to their respective Group on such date.

Section 3.3          Non-Distribution of Servicing Fee.  Each of the Agents and the other Secured Parties hereby agrees that prior to the occurrence of an Unmatured Amortization Event or an Amortization Event, the Servicer may retain a portion of the Collections equal to the Servicing Fee so long as the Collections received by the Servicer are sufficient to pay in full all amounts due pursuant to Section 3.2(d).

Section 3.4          Deemed Collections.  If on any Settlement Date:

(a)          the aggregate Outstanding Balance of the Receivables as reflected in the most recent Monthly Report (net of any positive adjustments) has been reduced or cancelled for any of the following reasons:

Second Amended and Restated Credit and Security Agreement

(i) as a result of any rejected, defective or returned services or merchandise, any cash discount or any other adjustment by the Borrower, the applicable Originator or any Affiliate thereof (regardless of whether the same is treated by such Originator or Affiliate as a write-off), or as a result of any surcharge or other governmental or regulatory action, or

(ii) as a result of any setoff or breach of the underlying agreement in respect of any claim by the Obligor thereof against the Borrower, the applicable Originator or any Affiliate thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii) on account of the obligation of the Borrower, the applicable Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

(b)          any of the representations or warranties of the Borrower set forth in Section 6.1(n), (o) or (r) was not true when made with respect to any Receivable, or any of the representations or warranties of the Borrower set forth in Section 6.1(m) is no longer true with respect to any Receivable, then, in such event, the Borrower shall be deemed to have received during the preceding Calculation Period a Collection in an amount equal to (A) the amount of such reduction, cancellation or overstatement, in the case of the preceding clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv) or the difference between the actual Outstanding Balance and the amount included in respect of such Receivable in calculating the Net Pool Balance, as applicable, and (B) in the full amount of the Outstanding Balance of such Receivable in the case of the preceding clause (b).

Section 3.5          Treatment of Collections and Deemed Collections.    Borrower shall forthwith deliver to Servicer all Deemed Collections, and Servicer shall hold or distribute such Deemed Collections in the same manner as all other Collections are required to be held or distributed hereunder.

ARTICLE IV
FEES AND YIELD PROTECTION

Section 4.1          Fees.  BSX or Borrower, as applicable, shall pay to each of the Agents and the Lenders certain fees from time to time in amounts and payable on such dates as are set forth in the Amended Fee Letter.

Section 4.2          Yield Protection.

(a)          If any Regulatory Change occurring after the date hereof shall subject an Affected Party to (i) any increase in the cost to such Affected Party of agreeing to make or making, funding or maintaining Loans, Liquidity Fundings or extensions of credit under any Funding Agreement (except for the avoidance of doubt, non-Excluded Taxes indemnified under Section 4.4 and Excluded Taxes) by an amount deemed by such Affected Party to be material or

Second Amended and Restated Credit and Security Agreement

(ii) to any increase in the amount of capital required or expected to be maintained by such Affected Party or any corporation controlling such Affected Party and the amount of such capital is increased by or based upon the existence of such Affected Party’s Loans, Liquidity Fundings or its commitment to extend credit (or commitments with respect to funding or making or maintaining (or providing or agreeing to provide funding for) any, Loan, Liquidity Funding or loans or other extensions of credit) pursuant to a Funding Agreement by an amount deemed by such Affected Party to be material, then, upon demand by such Affected Party (which demand shall be accompanied by a certificate setting forth the basis of such demand), with a copy of such demand to the Administrative Agent, the Borrower shall pay to such Affected Party, from time to time as specified by such Affected Party, (A) in the case of Section 4.2(a)(i), additional amounts sufficient to compensate such Affected Party for such increased cost and (B) in the case of Section 4.2(a)(ii), additional amounts sufficient to compensate such Affected Party or such corporation in the light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital to be allocable to the existence of such Affected Party’s Loans or Liquidity Fundings or commitment to extend credit (or commitments with respect to funding or making or maintaining (or providing or agreeing to provide funding for) any, Loan, Liquidity Funding or loans or other extensions of credit) pursuant to a Funding Agreement.

(b)          Each Affected Party will promptly notify Borrower, the Administrative Agent and the applicable Co-Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

(c)          In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable.  Any Affected Party when making a claim under this Section 4.2 shall submit to Borrower the above-referenced certificate as to such actual increased cost or actual reduced return (including calculation thereof in reasonable detail), which shall, in the absence of manifest error, be conclusive and binding upon Borrower. In addition, a certificate delivered in connection with a claim for additional amounts pursuant to Section 4.2(a)(ii)(B) shall include a certification by the Affected Party to the effect that the claim for additional amounts referred to therein is generally consistent with such Affected Party’s treatment of similarly situated customers of such Affected Party whose transactions with such Affected Party are similarly affected by the change in circumstances giving rise to such payment, but such Affected Party shall not be required to disclose any confidential or proprietary information therein.

Section 4.3          Funding Losses.  In the event that any Affected Party shall incur any  loss or expense, including without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party, then, upon written notice from the applicable Co-Agent to the Administrative Agent, Borrower and the Servicer, Borrower shall pay to the Servicer, and the Servicer shall pay to the applicable Lender (or, in case of a Lender in a Conduit Group, the related Co-Agent) for the account of such Affected Parties upon demand, the amount of such loss or expense (which shall include without limitation all Broken Funding Costs).  Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such actual loss or expense, in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon Borrower and the Servicer.

Second Amended and Restated Credit and Security Agreement

Section 4.4          Taxes.

(a)          All payments made by a Loan Party under any Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable law.  If any Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under any Transaction Document as determined in good faith by the applicable withholding agent, (x) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (y) if such Taxes are Non-Excluded Taxes the amounts so payable by the applicable Loan Party to such Agent or Lender shall be increased to the extent necessary to yield to such Agent or Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in such Transaction Document as if such withholding or deduction had not been made.  Whenever any Taxes are payable by a Loan Party pursuant to this Section, as promptly as possible thereafter such Loan Party shall send to the applicable Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Loan Party showing payment thereof or other evidence of such payment satisfactory to such Agent (in its reasonable discretion).  If a Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the applicable Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental Taxes that may become payable by any Agent or Lender as a result of any such failure.  The agreements in this Section shall survive the termination of this Agreement and each other Transaction Document and the payment of the Loans and all other amounts payable hereunder and thereunder.

(b)          The Borrower shall indemnify and hold harmless each Agent and each Lender within 20 days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by such Agent or Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Borrower shall not be obligated to indemnify any Agent or Lender pursuant to this Section 4.4(b) in respect of penalties, interest or reasonable expenses if such penalties, interest or reasonable expenses are attributable to the gross negligence or willful misconduct of the person seeking indemnification.  If any Indemnified Party shall have notice of any attempt to impose or collect any Tax or governmental fee or charge for which indemnification will be sought from any Loan Party under Section 10.1(a)(J), such Indemnified Party shall give prompt and timely notice of such attempt to the Borrower and the Borrower shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such Tax, governmental fee or charge.

Second Amended and Restated Credit and Security Agreement

(c)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Loan Parties and the Administrative Agent, at the time or times reasonably requested by a Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by a Loan Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Loan Party or the Administrative Agent as will enable such Loan Party or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.4(c)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event the Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Loan Parties and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Loan Party or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)          any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Loan Party or the Administrative Agent), whichever of the following is applicable:

(i)     in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)          executed originals of IRS Form W-8ECI;

(iii)          in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit XIII-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or

Second Amended and Restated Credit and Security Agreement

(iv)          to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit XIII-2 or Exhibit XIII-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit XIII-4 on behalf of each such direct and indirect partner;

(C)          any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Loan Party or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Parties or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Parties and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by a Loan Party or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Loan Party or the Administrative Agent as may be necessary for the Loan Parties and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver.

(d)          If a Loan Party pays any additional amounts or makes an indemnity payment under this Section 4.4 to any Lender or Agent, and such Lender or Agent determines in its sole discretion exercised in good faith that it has actually received in connection therewith any refund of the underlying Non-Excluded Taxes, such Lender or Agent shall pay to such Loan Party an amount equal to such refund which was obtained by such Lender or Agent (but only to the extent of indemnity payments made, or additional amounts paid by such Loan Party under this Section 4.4 with respect to the Non-Excluded Taxes giving rise to such refund) net of all reasonable out-of-pocket expenses of the Lender or the Agent with respect to such refund, and without interest (other than any interest paid by the relevant taxation authority);

Second Amended and Restated Credit and Security Agreement

provided, however, that such Loan Party, upon the request of the Lender or the Agent, agrees to repay the amount paid over to such Loan Party to any Lender or Agent in the event any Lender or Agent is required to repay such refund, plus interest and penalties (excluding interest and penalties attributable to the negligence or willful misconduct of such Lender or Agent).  This paragraph shall not be construed to require any Lender or Agent to disclose any confidential information to the Borrower or any other Person (including its Tax returns).

(e)          Each Lender and Co-Agent shall indemnify the Administrative Agent for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto (but only to the extent not already paid by the Borrower), as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.4(e).

ARTICLE V
CONDITIONS OF ADVANCES

Section 5.1          Conditions Precedent to Initial Advance.  The initial Advance under the Original Agreement was subject to the condition precedent that the Administrative Agent shall have received on or before the date of such Advance those documents listed on Schedule B to this Agreement.

Section 5.2          Conditions Precedent to All Advances.  Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agents on or prior to the date thereof, in form and substance satisfactory to the Agents, all Monthly Reports and other information as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Agents shall have received such other approvals, opinions or documents as any Agent may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

(i)          the representations and warranties set forth in Section 6.1 and Article II of the Receivables Sale Agreement are true and correct in all material respects on and as of the date of such Advance (or such Settlement Date, as the case may be, except for representations and warranties stated to refer to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) as though made on and as of such date and shall be deemed to have been made on such date;

Second Amended and Restated Credit and Security Agreement

provided, however, that the preceding materiality standard shall not apply to those representations and warranties which themselves contain materiality standards; and provided, further, that so long as each of the Lenders (or, in case of any Lender that is a Conduit, its Liquidity Banks) remains a party to the BSX Credit Agreement, in no event will any Loan Party be required to “date-down” its representation in Section 6.1(b) or 6.1(g);

(ii)          no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that would constitute an Unmatured Amortization Event;

(iii)          after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Aggregate Commitment; and

(iv)          after giving affect to the Loans made by each Group included in such Advance (or the continuation thereof), the aggregate principal of such Loans will not exceed the Allocation Limit of such Group.

Section 5.3          Conditions Precedent to Effectiveness.  This Agreement shall become effective at such time as the Agents shall have received the documents listed on Schedule C to this Agreement.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.1          Representations and Warranties of the Loan Parties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders, as to itself in any capacity, as of the date hereof, as of the date of each Advance and as of each Settlement Date as follows; provided, however, that so long as each of the Liquidity Banks and each of the Lenders that are not part of any Group containing any Conduit remains a party to the BSX Credit Agreement, in no event will any Loan Party be required to “date-down” its representation in Section 6.1(b) or 6.1(g):

(a)          Financial Condition.  The consolidated balance sheet of BSX and its consolidated Subsidiaries as at December 31, 2015 and December 31, 2014 and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to Borrower and Lenders, are complete and correct and present fairly the consolidated financial condition of BSX as at such dates, and the consolidated results of its operations and its consolidated cash flows for the fiscal years then ended.  The unaudited consolidated balance sheet of BSX and its consolidated Subsidiaries as at September 30, 2016 or, if later and prior to the date of this Agreement, the date of BSX’s most recent publicly available Form 10-Q and the related unaudited consolidated statements of operations and of cash flows for the fiscal period ended on such date, certified by an Authorized Officer, copies of which have heretofore been furnished to each Lender, are complete and materially correct and present fairly (subject to normal year‑end audit adjustments) the consolidated financial condition of BSX and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal period then ended.

Second Amended and Restated Credit and Security Agreement

All such annual financial statements, including the related schedules and notes thereto, were, as of the date prepared, prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or an Authorized Officer, as the case may be, and as disclosed therein).  The quarterly financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X under the Securities Act of 1933, as amended.  Accordingly, such quarterly statements do not include all of the information and footnotes required by GAAP for complete financial statements.  In the opinion of BSX, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.  Neither BSX nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long‑term lease or material unusual forward or long‑term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

(b)          No Change.  Since the date of the most recent financial statements filed with BSX’s Form 10-Q or Form 10-K (or the equivalent thereof) under the Exchange Act, in the case of BSX, and since the date of formation in the case of Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

(c)          Ownership of Borrower and Originators.  BSX owns, directly or indirectly, all the issued and outstanding equity interests of (i) the Borrower and (ii) each of the other Originators (if any), and all of such equity interests are fully paid and non-assessable.

(d)          Corporate Existence; Compliance with Law.  Each Loan Party and its Subsidiaries, if any, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure of the foregoing clauses (a) and (b) (in each such case, only with respect to Subsidiaries of such Loan Party (other than the Borrower)), (c) and (d) to be true and correct could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)          Corporate Power; Authorization; Enforceable Obligations.  Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated and has taken all necessary corporate or limited liability company action to authorize the consummation of the transactions herein and therein contemplated and to authorize the execution, delivery and performance of the Transaction Documents to which it is a party.  Except for filings with respect to the disclosure of the Transaction Documents pursuant to the Exchange Act (all of which filings shall be made at or prior to the time required under applicable law), no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required with respect to such Loan Party or any of its Subsidiaries in connection with the transactions hereunder or with the execution, delivery, performance, validity or enforceability of the Transaction Documents to which such Loan Party is a party.  This Agreement and each other Transaction Document to which such Loan Party is, or is to become, a party has been or will be, as applicable, duly executed and delivered on behalf of such Loan Party.

Second Amended and Restated Credit and Security Agreement

This Agreement and each other Transaction Document to which such Loan Party is, or is to become, a party constitutes or will constitute, as applicable, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(f)          No Legal Bar.  The execution, delivery and performance of the Transaction Documents and transactions contemplated hereunder will not violate any Requirement of Law or Contractual Obligation of such Loan Party or of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien (except for any Lien permitted by, or created pursuant to, any of the Transaction Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

(g)          No Material Litigation.  Except as disclosed in BSX’s most recent publicly available Form 10-K or, if later, the date of BSX’s most recent publicly available Form 10-Q, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Loan Party, threatened by or against such Loan Party or any of its Subsidiaries or against any of its or its respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

(h)          No Default.  Neither the Servicer nor any of its Subsidiaries (other than Borrower) is in default under or with respect to any of its Contractual Obligations in excess of $100,000,000.  Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Unmatured Amortization Event or Amortization Event has occurred and is continuing.

(i)          Taxes.  Each of such Loan Party and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Loan Party, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or its Subsidiaries, as the case may be), except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Second Amended and Restated Credit and Security Agreement

(j)          Use of Proceeds.  The use of all funds obtained by the Borrower under this Agreement or any other Transaction Document to which it is a party will not (i) violate Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, (ii) violate Section 7.2(e) of this Agreement or (iii) be used to acquire any security which is subject to Section 12, 13 or 14 of the Exchange Act.

(k)          Investment Company Act; Other Regulations.  Such Loan Party is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  Such Loan Party is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect) which limits its ability to incur Indebtedness. The Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended (together with the implementing regulations thereunder, commonly referred to as the “Volcker Rule”). In determining that the Borrower is not a “covered fund,” the Borrower is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended.

(l)          Accuracy of Information.

(i)          Monthly Reports.  Each Monthly Report delivered pursuant to this Agreement was true and accurate in every material respect on the date specified in such report and did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(ii)          Collateral Information.  All information regarding the Collateral or any Loan Party furnished by any Loan Party or any of its Affiliates to any of the Agents or Lenders prior to the date of this Agreement was true and accurate in every material respect on the date such information was so furnished except as otherwise disclosed to the Agents and the Lenders prior to the date hereof and, when taken as a whole together with such subsequent disclosures, did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(iii)          Ongoing Collateral Information.  All other information regarding the Collateral not covered by clauses (i) and (ii) above which is hereafter furnished by any Loan Party to any of the Agents or Lenders will be true and accurate in every material respect on the date such information is so furnished and, when taken as a whole, will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when so furnished.

Second Amended and Restated Credit and Security Agreement

(iv)          Other Information.  All other information regarding any Loan Party, its business, operations, financial condition or prospects furnished by any Loan Party to any of the Agents or Lenders in connection with the Transaction Documents after the date of this Agreement that is not covered by clauses (i), (ii) or (iii) above, will be true and accurate in every material respect on the date such information is so furnished and, when taken as a whole together with any subsequent updates to such information, will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when furnished or updated.

(m)          Valid and Perfected Security Interest.  The Borrower has a perfected ownership interest in each Receivable, and each Receivable is owned by the Borrower free and clear of any Lien except as created hereby or by the other Transaction Documents.  Without limiting the foregoing, Borrower has delivered to the Administrative Agent in form suitable for filing all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Administrative Agent’s security interest in the Receivables and Related Security.  This Agreement creates a valid security interest in each such Receivable and its Related Security in favor of the Administrative Agent, and, upon filing of the financing statements described in the preceding sentence, together with UCC termination statements delivered as a condition precedent to the initial Advance hereunder, such security interest will be a first priority perfected security interest.

(n)          Nature of Receivables.  Each Receivable constitutes an “Account” and is not a “Health-care-insurance receivable,” in each case, as defined in the UCC in effect in the State of New York.

(o)          Title to Receivables and Quality of Title.  No financing statement or other instrument similar in effect creating any Lien on any portion of the Collateral is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts or in connection with an asset purchase or other similar agreement pursuant to which Acquired Receivables are purchased, (ii) in favor of the Borrower and its assigns in connection with the Receivables Sale Agreement, (iii) in favor of the Administrative Agent in accordance with this Agreement, (iv) in connection with any Lien arising solely as the result of any action taken by the Administrative Agent or one of the Secured Parties, or (v) which shall be terminated or amended pursuant to the UCC termination statements or amendments delivered as a condition precedent to this Agreement.

(p)          Offices.  The chief executive office of such Loan Party is located at the address set forth for it on Exhibit III hereto, and the offices where such Loan Party keep all books, records and documents evidencing the Receivables (other than books, records and documents that are stored off-site with respect to Receivables which are no longer outstanding or which have been written-off), the related material Contracts and all purchase orders and other agreements related to such Receivables are located at the addresses specified in Exhibit III hereto or its Joinder Agreement (or at such other locations, notified to the Administrative Agent in accordance with Section 7.2(a), in jurisdictions where all action required by Section 6.1(m) has been taken and completed).  Such Loan Party’s jurisdiction of organization and organizational identification number are also correctly set forth on Exhibit III hereto.  As of the date hereof, each Loan Party is a “registered organization” (within the meaning of Section 9-102 of the UCC as in effect in its jurisdiction of organization).  Since the date of this Agreement, no Loan Party has changed its jurisdiction of organization.

Second Amended and Restated Credit and Security Agreement

(q)          Collection Accounts.  The conditions and requirements set forth in Sections 7.1(h) and 7.1(m) have at all times been satisfied and duly performed.  The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lockbox, are listed on Exhibit IV.  Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lockbox or Collection Account, or the right to take dominion and control of any such Lockbox or Collection Account at a future time or upon the occurrence of a future event.

(r)          Eligible Receivables.  Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Monthly Report or Borrowing Base calculation was an Eligible Receivable on such date.

(s)          Names.  Except as set forth in Exhibit III hereto, since its formation, Borrower has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

(t)          Credit and Collection Policy.  Such Loan Party has complied in all material respects with the applicable Credit and Collection Policy, and no change has been made to such Credit and Collection Policy since the date of this Agreement which would be reasonably likely to materially and adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables except for such changes as to which each of the Agents has received not less than 30 days’ prior written notice of the proposed change and has given its prior written consent thereto (which consent shall not be unreasonably withheld or delayed).

(u)          Payments to Originators.  With respect to each Receivable sold or contributed to the Borrower under the Receivables Sale Agreement, the Borrower has given reasonably equivalent value to the applicable Originator in consideration for such Receivable and the Related Security with respect thereto and no such transfer is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§101 et seq.), as amended.

(v)          Reliance on Separate Legal Identity.  Such Loan Party is aware that the Lenders, the Liquidity Banks and the Agents are entering into the Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from such Loan Party and any of its other Affiliates.

(w)          Compliance with Law.  (i) Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; and (ii) each Receivable, together with any Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), except where such contravention could not reasonably be expected to have a Material Adverse Effect.

Second Amended and Restated Credit and Security Agreement

(x)          Aggregate Commitment.  Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Aggregate Commitment.

(y)          Accounting.  The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement is consistent with and will not result in the transfer from the Originators to the Borrower under the Receivables Sale Agreement to be or be characterized as anything other than a true sale under law and for accounting purposes.

(z)          Receivables Sale Agreement.  Each Originator’s representations and warranties contained in the Receivables Sale Agreement is true and correct in all material respects and is made to the Lenders, the Agents and the other parties hereto as if set forth herein in full together with the related definitions.

(aa)          Servicing Programs.  No license or approval is required for any Agent’s use of any software or other similar program used by any Originator or Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(bb)          Anti-Corruption Laws and Sanctions.  Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by such Loan Party, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws Sanctions applicable to such Loan Party, its Subsidiaries and their respective directors, officers and employees. Each Loan Party, its Subsidiaries and, to the knowledge of such Loan Party, their respective officers and employees and directors are in compliance with Anti-Corruption and applicable Sanctions in all material respects.  None of (i) any Loan Party, any Subsidiary thereof or, to such Loan Party’s knowledge, any of their respective directors or officers or (ii) to such Loan Party’s knowledge, any of such Loan Party’s or such Subsidiary’s respective employees is a Sanctioned Person or organized or resident in a Sanctioned Country.  No Loan or use of proceeds contemplated by this Agreement will be used by a Loan Party or any of its Subsidiaries directly or to its knowledge indirectly to violate applicable Anti-Corruption Laws or applicable Sanctions.

(cc)          Tax Classification of the Borrower.  The Borrower is (i) a Delaware limited liability company that is wholly-owned by BSX, a Delaware corporation, and (ii) a disregarded entity for U.S. federal income tax purposes.

ARTICLE VII
COVENANTS

Section 7.1          Affirmative Covenants of the Loan Parties.  Until the Final Payout Date, each Loan Party hereby covenants, as to itself in any capacity, as set forth below:

Second Amended and Restated Credit and Security Agreement

(a)          Financial Reporting.  Such Loan Party will maintain, for itself and each of its domestic Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Co-Agents:

(i)          BSX Financial Statements.  Each of the financial statements of BSX and its consolidated Subsidiaries described in Section 4.2(a) of the Receivables Sale Agreement on the dates specified therein.

(ii)          Borrower’s Financial Statements.  Together with each of the financial statements described in Section 7.1(a)(i), analogous unaudited annual financial statements for the Borrower on a stand-alone basis prepared in accordance with GAAP.

(iii)          Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Loan Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)          SEC and Stockholder Reports.  Within ten days after the same are sent, copies of all financial statements and reports which BSX sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which BSX may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, and promptly after the same are issued, copies of all press releases issued by BSX.

(v)          ERISA.  Within ten days of the occurrence of a Reportable Event or an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) a detailed description of such Reportable Event or “accumulated funding deficiency”.

(vi)          Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other material communication under or in connection with any Transaction Document from any Person other than one of the Agents or Lenders, copies of the same.

(vii)          Change in Credit and Collection Policy.  At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent’s consent thereto.

(viii)          Other Information.  Promptly, from time to time, (A) such other information, documents, records or data relating to the Receivables or (B) such other information, documents, records or data relating to the condition or operations, financial or otherwise, of such Loan Party each as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Agents and the Lenders under or as contemplated by this Agreement.

Second Amended and Restated Credit and Security Agreement

(b)          Notices.  Such Loan Party will notify the Administrative Agent in writing by a statement of an Authorized Officer of any of the following as soon as possible upon learning of the occurrence thereof with respect to such Loan Party, describing the same and, if applicable, the steps being taken with respect thereto:

(i)          Amortization Events or Unmatured Amortization Events.  As soon as possible, but in any event with one Business Day after such Loan Party receives knowledge thereof, the occurrence of each Amortization Event and each Unmatured Amortization Event.

(ii)          Proceedings.  As soon as possible and in any event within ten Business Days after any Authorized Officer of any Loan Party obtains knowledge thereof, notice of (A) any litigation, investigation or proceeding which may exist at any time which would reasonably be expected to have a Material Adverse Effect and (B) the entry of any adverse judgment in or other development in previously disclosed litigation which would reasonably be expected to have a Material Adverse Effect.

(iii)          Material Adverse Effect.  The occurrence of any other event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)          Sale Termination Date.  The occurrence of the “Sale Termination Date” under and as defined in the Receivables Sale Agreement.

(v)          Defaults under Other Agreements. (A) The occurrence of a material default or an amortization event under any other financing arrangement pursuant to which BSX is a debtor or an obligor and such financing arrangement is in excess of $100,000,000, or (B) the occurrence of a default or an amortization event under any other financing arrangement pursuant to which the Borrower is a debtor or an obligor and such financing arrangement is in excess of $15,775.

(c)          Conduct of Business and Maintenance of Existence.  Such Loan Party will (i) (x) in the case of BSX, continue to engage in business of the same general type as conducted by it on the date hereof and (y) in the case of the Borrower, continue to engage in business of the same general type as conducted by it on the date of the Existing Agreement, (ii) preserve, renew and keep in full force and effect its corporate or other existence and (except as could not in the aggregate be reasonably expected to have a Material Adverse Effect), (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (except as could not be reasonably expected to have a Material Adverse Effect) and (iv) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(d)          Audits.  Such Loan Party will, subject to compliance with Contractual Obligations and Requirements of Law:  (i) at any time and from time to time upon not less than ten (10) Business Days’ notice (unless an or Amortization Event has occurred and is continuing, in which case, not more than one (1) Business Day’s notice shall be required) during regular business hours, permit the Agents or any of their agents or representatives:  (A) to examine and make copies of and abstracts from all Records, Contracts and Invoices in the possession or under the control of such Loan Party, and

Second Amended and Restated Credit and Security Agreement

(B) to visit the offices and properties of such Loan Party for the purpose of examining such Records, Contracts and Invoices and to discuss matters relating to Receivables or such Loan Party’s performance hereunder with any of the officers or employees of such Loan Party having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time, at the expense of such Loan Party, permit certified public accountants or auditors acceptable to the Agents to conduct a review of the Contracts, Invoices and Records (each, a “Review”); provided, however, that, so long as no Amortization Event has occurred and is continuing, the Loan Parties shall only be responsible for the costs and expenses of one (1) such Review under this Section in any one calendar year unless (1) the first such Review in such calendar year resulted in negative findings (in which case the Loan Parties shall be responsible for the costs and expenses of two (2) such Reviews in such calendar year), or (2) the Borrower delivers an Extension Request and the applicable Response Date is more than 3 calendar months after the first Review in such calendar year.  Notwithstanding the foregoing, if the Borrower requests the approval of a new Eligible Originator who is a Material Proposed Addition, the Loan Parties shall be responsible for the costs and expenses of one additional Review per proposed Material Proposed Addition in the calendar year in which such Material Proposed Addition is expected to occur if such additional Review is requested by any of the Agents.

(e)          Keeping of Records and Books of Account.  Such Loan Party will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate essential Records evidencing the Receivables in the event of the destruction of the originals thereof and backing up such Records on at least a daily basis on a separate computer from which electronic file copies can be readily produced), and keep and maintain, all Contracts, Records and other information necessary or reasonably advisable for the collection of all such Receivables (including, without limitation, Records adequate to permit the identification as of any Business Day when required of Outstanding Balances by Obligor and related debit and credit details of the Receivables).

(f)          Location of Records.  Such Loan Party will keep its Records and material Contracts (and, to the extent that any of the foregoing constitute instruments, chattel paper or negotiable documents, all originals thereof), at its addresses referred to in Exhibit III hereto, or, upon 30 days’ prior written notice to the Agents, at such other locations in jurisdictions where all action required by Section 6.1(m) shall have been taken and completed.

(g)          Credit and Collection Policies.  Such Loan Party will comply in all material respects with the Credit and Collection Policy in regard to the Receivables and will require each applicable Originator to timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the related Contracts and Invoices.

(h)          Collections.  Such Loan Party will instruct all Obligors thereon to pay all Collections either directly by mail addressed to a Lockbox listed on Exhibit IV hereto which is subject to a Collection Account Agreement, or by wire transfer or other electronic funds transfer directly to a Collection Account listed on Exhibit IV hereto which is subject to a Collection Account Agreement; provided that with respect to Acquired Receivables, such Loan Party may instruct the Obligors thereof to continue to pay Collections to any lockbox or bank account to which Collections for such Acquired Receivables were paid by the Obligors prior to such receivables becoming Acquired Receivables, so long as any and all payments or balances in such lockbox or bank account on any day are automatically transferred within two (2) Business Days to a Lockbox listed on Exhibit IV hereto which is subject to a Collection Account Agreement or a Collection Account listed on Exhibit IV hereto which is subject to a Collection Account Agreement.

Second Amended and Restated Credit and Security Agreement

(i)          Further Assurances.  Such Loan Party shall take all necessary action to establish and maintain in favor of the Buyer, a valid and perfected ownership interest in the Receivables and Related Security.

(j)          Performance and Enforcement of the Receivables Sale Agreement.  Borrower will, and will require each Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale Agreement.  Borrower will take all actions necessary to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Lenders as assignees of Borrower) under the Receivables Sale Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

(k)          Ownership.  Borrower will (or will require each Originator to) take all necessary action to (i) vest legal and equitable title to the Collateral acquired by Borrower under the Receivables Sale Agreement irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s interest in such Collateral and such other necessary action to perfect, protect or more fully evidence the interest of Borrower therein as the Administrative Agent may reasonably request, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority perfected security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.

(l)          Separate Existence of the Borrower.  Each Loan Party hereby acknowledges that Lenders and the Agents are entering into the transactions contemplated hereby in reliance upon the Borrower’s identity as a legal entity separate from the Servicer and its other Affiliates.  Therefore, each Loan Party shall take all steps specifically required by this Agreement or reasonably required by any of the Agents to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of BSX or any other Person (including complying with and causing to be true and correct each of the facts and assumptions contained in the legal opinion of Shearman & Sterling LLP).  Without limiting the foregoing, each Loan Party will take such actions as shall be required in order that:

Second Amended and Restated Credit and Security Agreement

(i)          The Borrower will be a limited purpose limited liability company whose primary activities are restricted in its limited liability company agreement to purchasing or otherwise acquiring from any of the Originators, owning, holding, granting security interests in the Collateral, entering into agreements for the financing and servicing of the Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(ii)          The Borrower’s independent manager (the “Independent Manager”) shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, member, officer, director, employee, affiliate, associate, material supplier or material customer of BSX or any of its Affiliates (other than an Affiliate organized with a limited purpose charter for the purpose of acquiring receivables or other financial assets or intangible property).  The limited liability company agreement of the Borrower shall provide that (A) so long as any Obligations are outstanding, the Borrower at all times shall have at least one Independent Manager, (B) the Borrower’s members shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Manager shall approve the taking of such action in writing prior to the taking of such action and (C) the provisions requiring an independent member and the provisions described in clauses (A) and (B) of this paragraph (ii) cannot be amended without the prior written consent of the Independent Manager;

(iii)          The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Borrower or any Affiliate thereof;

(iv)          Any director, manager, employee, consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower.  The Borrower will not engage any agents other than its attorneys, auditors and other professionals and a servicer and any other agent contemplated by the Transaction Documents for the Collateral, which servicer will be fully compensated for its services by payment of the Servicing Fee;

(v)          The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Collateral.  The Borrower will pay the Servicer the Servicing Fee pursuant hereto.  The Borrower will not incur any material indirect or overhead expenses for items shared with BSX (or any other Affiliate thereof) which are not reflected in the Servicing Fee.  To the extent, if any, that the Borrower (or any other Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, for legal, auditing and other professional services and directors’ fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that BSX shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

Second Amended and Restated Credit and Security Agreement

(vi)          The Borrower’s operating expenses will not be paid by any other Loan Party or other Affiliate of the Borrower;

(vii)          The Borrower will have its own stationery;

(viii)          The books of account, financial reports and records of the Borrower will be maintained separately from those of BSX and each other Affiliate of the Borrower;

(ix)          Any financial statements of any Loan Party or Affiliate thereof which are consolidated to include the Borrower will contain detailed notes clearly stating that (A) all of the Borrower’s assets are owned by the Borrower, and (B) the Borrower is a separate legal entity with its own separate creditors that will be entitled to be satisfied out of the Borrower’s assets prior to any value in the Borrower becoming available to the Borrower’s equity holders; and the accounting records and the published financial statements of each of the Originators will clearly show that, for accounting purposes, the Receivables and the Related Security have been sold by such Originator to the Borrower;

(x)          The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer and the other Affiliates;

(xi)          Each Affiliate of the Borrower will strictly observe organizational formalities in its dealings with the Borrower, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Borrower will not be commingled with those of any of its Affiliates;

(xii)          No Affiliate of the Borrower will maintain joint bank accounts with the Borrower or other depository accounts with the Borrower to which any such Affiliate (other than in the Borrower’s or such Affiliate’s existing or future capacity as the Servicer hereunder or under the Receivables Sale Agreement) has independent access;

(xiii)          Each Affiliate of the Borrower will maintain arm’s length relationships with the Borrower, and each Affiliate of the Borrower that renders or otherwise furnishes services or merchandise to the Borrower will be compensated by the Borrower at market rates for such services or merchandise;

(xiv)          No Affiliate of the Borrower will be, nor will it hold itself out to be, responsible for the debts of the Borrower or the decisions or actions in respect of the daily business and affairs of the Borrower.  BSX and the Borrower will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

Second Amended and Restated Credit and Security Agreement

(xv)          The Borrower will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its member(s) and the resolutions, agreements and other instruments of the Borrower will be continuously maintained as official records by the Borrower; and

(xvi)          The Borrower will conduct its business solely in its own legal name and in a manner separate from the Originators so as not to mislead others with whom they are dealing.

(m)          Collections.  BSX and Borrower will cause (1) all proceeds from all Lockboxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lockbox and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower or, except in the case of payments relating to Acquired Receivables which are governed by Sections 7.1(h) and 8.2(b), are deposited to a lockbox or collection account not listed on Exhibit IV hereto and not covered by a Collection Account Agreement, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Lenders.

(n)          Borrower will maintain exclusive ownership of each Lockbox and Collection Account and shall not grant the right to take dominion and control of any Lockbox or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement.

(o)          Taxes.  Such Loan Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except (i) any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (ii) that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(p)          Payment to Originators.  With respect to any Receivable purchased by Borrower from any Originator, such sale shall be effected under, and in strict compliance with the terms of (including any grace periods contained therein), the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

Section 7.2          Negative Covenants of the Loan Parties.  Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:

(a)          Name Change, Offices and Records.  Borrower and Servicer will not, and will not consent to any request by any Originator to, change its name, identity, jurisdiction of organization or corporate structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have:  (i) given Borrower and the Administrative Agent at least forty-five (45) days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably and promptly requested by the Administrative Agent in connection with such change or relocation.

Second Amended and Restated Credit and Security Agreement

(b)          Change in Payment Instructions to Obligors.  Except as may be required by the Administrative Agent pursuant to Section 8.2(b), no Loan Party will add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lockbox or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lockbox, an executed Collection Account Agreement with respect to the new Collection Account or Lockbox; provided, however, that the Servicer may make changes in instructions to Obligors without any prior notice regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.  No Loan Party will deposit or authorize the deposit to any Collection Account of any cash or cash proceeds other than Collections of Receivables; it being understood and agreed that no Loan Party shall be deemed to have breached the covenant set forth in this Section 7.2(b) solely by virtue of any deposits to any Collection Account of any cash or cash proceeds to the extent such deposit has not been authorized by such Loan Party.

(c)          Modifications to Contracts and Credit and Collection Policy.  Such Loan Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables.  Except as provided in Section 8.2(d), the Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)          Sales, Liens.  Except as otherwise contemplated by the Transaction Documents, no Loan Party will sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent for the benefit of the Secured Parties as provided for herein), and each Loan Party will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or any Originator.  No Loan Party will create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

(e)          Use of Proceeds.  Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale Agreement, including without limitation, making payments on the Subordinated Notes to the extent permitted thereunder and under the Receivables Sale Agreement, (ii) making Demand Advances to BSX at any time prior to the Facility Termination Date while it is acting as Servicer and no Amortization Event or Unmatured Amortization Event exists and is continuing, (iii) paying its ordinary and necessary operating expenses when and as due, and (iv) making Restricted Junior Payments to the extent permitted under this Agreement.

Second Amended and Restated Credit and Security Agreement

(f)          Restricted Junior Payments.  Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth would be less than the Required Capital Amount (as defined in the Receivables Sale Agreement).

(g)          Borrower Indebtedness.  Borrower will not incur or permit to exist any Indebtedness except:  (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(h)          Prohibition on Additional Negative Pledges.  No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no Loan Party will enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes.

ARTICLE VIII
ADMINISTRATION AND COLLECTION

Section 8.1          Designation of Servicer.

(a)          The servicing, administration and collection of the Receivables shall be conducted by the Person designated as “Servicer” hereunder from time to time in accordance with this Section 8.1.  Until the Administrative Agent gives to BSX a Successor Notice, BSX is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

(b)          Upon BSX’s receipt of a notice from the Administrative Agent of the Administrative Agent’s designation of a new Servicer pursuant to the terms hereof (a “Successor Notice”), BSX agrees that it shall terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or its designee) shall assume each and all of BSX’s obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and BSX shall use its best efforts to assist the Administrative Agent (or its designee) in assuming such obligations; provided that with respect to Acquired Receivables, the Servicer may instruct the Obligors thereof to continue to pay Collections to any bank account to which Collections for such Acquired Receivables were paid by the Obligors prior to such receivables becoming Acquired Receivables, so long as any and all payments or balances in such bank account on any day are automatically transferred within two (2) Business Days to a Lockbox listed on Exhibit IV hereto which is subject to a Collection Account Agreement or a Collection Account listed on Exhibit IV hereto which is subject to a Collection Account Agreement. The Administrative Agent agrees not to give BSX a Successor Notice until after the occurrence of an Amortization Event.

Second Amended and Restated Credit and Security Agreement

(c)          BSX may delegate to each other Originator, as sub-servicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables.  Without the prior written consent of the Agents, BSX shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Borrower, (ii) any other Originator, and (iii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices.  Neither Borrower nor any other Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by BSX.  If at any time the Administrative Agent shall designate as Servicer any Person other than BSX, all duties and responsibilities theretofore delegated by BSX to Borrower or any other Originator may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to BSX and to Borrower and the applicable Originator.

(d)          Notwithstanding delegation under the foregoing subsection (c):  (i) BSX shall be and remain primarily liable to the Agents and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Lenders shall be entitled to deal exclusively with BSX in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder.  The Agents and the Lenders shall not be required to give notice, demand or other communication to any Person other than BSX in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished.  BSX, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

(e)          Power of Attorney.  Each Loan Party hereby grants to Servicer (if other than such Loan Party) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Loan Party all steps which are necessary or advisable to endorse, negotiate, enforce, or otherwise realize on any writing or other right of any kind held or transmitted by such Loan Party or transmitted or received by such Loan Party in connection with any Collateral.

Section 8.2          Duties of Servicer.

(a)          The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b)          The Servicer will instruct all Obligors to pay all Collections directly to a Lockbox or Collection Account.  The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time.  In the case of any remittances received in any Lockbox or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.

Second Amended and Restated Credit and Security Agreement

From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c)          The Servicer shall administer the Collections in accordance with the procedures described herein and in Article III.  The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article III.  The Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article III.  If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d)          The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrative Agent or the Lenders under this Agreement.  Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Amortization Event, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e)          The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and the Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable after the occurrence and during the continuance of an Amortization Event and upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent.  The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Originator any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables.  The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article III.

Second Amended and Restated Credit and Security Agreement

(f)          Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3          Rights of Administrative Agent.  The Administrative Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices.  Borrower hereby transfers, to the fullest extent permitted by applicable law, to the Administrative Agent for the benefit of the Lenders, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lockbox and the Collection Accounts.  In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force.  Borrower hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name and without limiting the generality of the foregoing, grants to Administrative Agent the power and right, on behalf of Borrower, without notice or assent by Borrower to (i) at any time after delivery of the Collection Notices, endorse Borrower’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence and continuation of an Amortization Event, enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence and continuation of an Amortization Event, take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.

(a)          At any time following the designation of a Servicer other than BSX or any of its Affiliates pursuant to Section 8.1:

(i)          the Administrative Agent may direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to the Administrative Agent (or other Person designated by the Administrative Agent).

(ii)          Borrower shall, at the Administrative Agent’s request and at Borrower’s expense, give notice of the Administrative Agent’s security interest in the Receivables to each said Obligor and direct that payments be made directly to the Administrative Agent.

(iii)          Borrower shall, (A) at the Administrative Agent’s request, assemble all of the Records and (B) at the request of any Agent or its designee exercise or enforce any of their respective rights hereunder, under any other Transaction Document, under any Receivable or under any Related Security. Without limiting the generality of the foregoing, Borrower shall upon the request of the Administrative Agent or its designee:

Second Amended and Restated Credit and Security Agreement

(A)          execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

(B)          mark its master data processing records evidencing such Receivables with such legend.

(b)          Borrower hereby authorizes the Administrative Agent or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and the Related Security now existing or hereafter arising in the name of Borrower without any signature of Borrower.  If Borrower fails to perform any of its agreements or obligations under this Agreement or any other Transaction Document, the Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent or its designee incurred in connection therewith shall be payable by Borrower as provided herein.

Section 8.4          Responsibilities of Borrower.  Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Lenders of their rights hereunder shall not release the Servicer, any Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts.  The Agents and the Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower or any Originator.

Section 8.5          Monthly Reports and Other Information.  The Servicer shall prepare and forward to the Co-Agents (i) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (ii) at such times as the Administrative Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables, provided, that, each Co-Agent may request that a computation of the Borrowing Base be made from time to time on a date that is not a Monthly Reporting Date and the Servicer will as soon as practicable comply with such request.

Section 8.6          Servicing Fee.  As compensation for the Servicer’s servicing activities on their behalf, the Lenders hereby agree to pay the Servicer the Servicing Fee, which fee shall be paid in arrears on each Settlement Date and shall be subject to the provisions of Section 3.2(d).

ARTICLE IX
AMORTIZATION EVENTS

Section 9.1          Amortization Events.  The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a)          Any Loan Party shall fail to make any payment or deposit (i) of principal when required to be made by it under the Transaction Documents; or (ii) of any other Obligation or amount not covered by clause (i) when required to be made by it under the Transaction Documents and such failure continues for five (5) consecutive days.

Second Amended and Restated Credit and Security Agreement

(b)          Any representation, warranty, certification or statement made or deemed made by any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been false or incorrect in any material respect when made or deemed made; provided that the materiality threshold in the foregoing clause shall not be applicable with respect to any representation or warranty which itself is subject to a materiality threshold.

(c)          Any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

(d)          Except as provided in any other subsection or clause of this Section 9.1, any Loan Party shall fail to perform or observe any other covenant or agreement contained in any Transaction Document, and such failure shall continue for thirty (30) consecutive days.

(e)          Failure of Borrower to pay any Indebtedness (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(f)          Failure of BSX (at any time while it is a Loan Party) or any of its Subsidiaries other than Borrower to pay Indebtedness in excess of $100,000,000 in aggregate principal amount (hereinafter, “Material Indebtedness”) when due taking into account any applicable grace period; or the default by BSX (at any time while it is a Loan Party) or any of its Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, the effect of which is to cause such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of BSX (at any time while it is a Loan Party) or any of its Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(g)          An Event of Bankruptcy shall occur with respect to any Loan Party or any Material Subsidiary of any Loan Party.

(h)          As at the end of any Calculation Period:

(i)          the three-month rolling average Past Due Ratio shall exceed 5.00%, or

(ii)          the three-month rolling average Dilution Ratio shall exceed 8.00% for any other three-month period.

(i)          A Change of Control shall occur.

(j)          One or more judgments or decrees shall be entered against the Servicer or any of its Subsidiaries involving in the aggregate a liability (not paid or in excess of the amount recoverable by insurance) of $100,000,000 (net of any related tax benefit) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or one or more judgments or decrees shall be entered against the Borrower, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

Second Amended and Restated Credit and Security Agreement

(k)          The “Sale Termination Date” under and as defined in the Receivables Sale Agreement shall occur or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables under the Receivables Sale Agreement.

(l)          This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or the Administrative Agent for the benefit of the Secured Parties shall cease to have a valid and perfected first priority security interest in the Collateral.

(m)          On any Settlement Date, after giving effect to the turnover of Collections by the Servicer on such date and the application thereof to the Obligations in accordance with this Agreement, (i) any Group’s Loans at any time outstanding shall exceed the aggregate amount of such Group’s Liquidity Banks’ Commitments or (ii) the Net Pool Balance shall be less than the sum of (A) the Aggregate Principal plus (B) the Required Reserve.

(n)          The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the Collateral and such lien shall not have been released within seven (7) days, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral and such lien shall not have been released within seven (7) days.

(o)        As at the last day of any period of four consecutive fiscal quarters of BSX, the Consolidated Leverage Ratio shall exceed the Maximum Leverage Ratio.

Section 9.2          Remedies.  Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of the Required Lenders shall, take any of the following actions:  (i) replace the Person then acting as Servicer if the Administrative Agent has not already done so, (ii) declare the Amortization Date to have occurred, whereupon the Aggregate Commitment shall immediately terminate and the Amortization Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (iii) deliver the Collection Notices to the Collection Banks, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify Obligors of the Administrative Agent’s security interest in the Receivables and other Collateral.  The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Second Amended and Restated Credit and Security Agreement

ARTICLE X
INDEMNIFICATION

Section 10.1          Indemnities.

(a)          General Indemnity.  Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each of the Affected Parties, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each, an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and reasonable related out-of-pocket costs and expenses, including reasonable external attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to the Transaction Documents, the Obligations, the Collateral or the actions of the Loan Parties excluding, however:  (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct on the part of such Indemnified Party, (ii) Excluded Taxes; and or (iii) recourse (except as otherwise specifically provided in this Agreement) for Indemnified Amounts to the extent the same includes losses in respect of Receivables that were Eligible Receivables on the date such Receivables were purchased by the Borrower which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.  Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

(A)          the creation of any Lien on the Receivables, or transfer by any Loan Party of any interest in the Collateral, other than as provided in the Transaction Documents;

(B)          any representation or warranty made by any Originator or Loan Party (or any of its officers) under or in connection with any Transaction Document, any Monthly Report or any other information or report delivered by or on behalf of any Originator or Loan Party pursuant thereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered, as the case may be;

(C)          the failure by any Loan Party to comply with the terms of any Transaction Document or any applicable law, rule or regulation with respect to any Receivable or the related Contract and/or Invoice, or the nonconformity of any Receivable or the related Contract and/or Invoice with any such applicable law, rule or regulation;

Second Amended and Restated Credit and Security Agreement

(D)          the failure to vest and maintain vested in the Borrower a perfected ownership interest in all Collateral; or the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Collateral, free and clear of any other Lien, other than a Lien arising solely as a result of an act of one of the Secured Parties, now or at any time thereafter;

(E)          [Intentionally Omitted]

(F)          any dispute, claim, offset or defense of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivables or the related Contract and/or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services (provided that this clause (F) shall not be applied to provide credit recourse in respect of the portion of the Outstanding Balance of any Receivable which has been discharged in the bankruptcy of the Obligor thereon);

(G)          any matter described in Section 3.4;

(H)          any failure of any Loan Party to perform its duties or obligations in accordance with the provisions of this Agreement or the other Transaction Documents to which it is a party;

(I)          any claim of breach by any Originator or Loan Party of any related Contract and/or Invoice with respect to any Receivable;

(J)          any Tax (but not including Excluded Taxes), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Administrative Agent’s security interest in the Collateral;

(K)          the commingling of Collections of Receivables at any time with other funds;

(L)          any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of any Loan, the security interest in the Receivables and the Related Security or any other investigation, litigation or proceeding relating to the Borrower or any of the Originators in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

(M)          any products or professional liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract, Invoice or any Receivable;

Second Amended and Restated Credit and Security Agreement

(N)          any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(O)          the occurrence of any Event of Bankruptcy with respect to any Loan Party; or

(P)          any loss incurred by any of the Secured Parties as a result of the inclusion in the Borrowing Base of Receivables owing from any single Obligor and its Affiliates who are Obligors which causes the aggregate Outstanding Balance of all such Receivables to exceed the applicable Obligor Concentration Limit.

(b)          [Reserved].

(c)          Contribution.  If for any reason the indemnification provided above in this Section 10.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

Section 10.2          Indemnities by Servicer.

(a)          Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to (i) the Servicer’s performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, (ii) any representation or warranty made by the Servicer (or any of its officers) under or in connection with any Transaction Document, any Monthly Report or any other information or report delivered by or on behalf of the Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, (iii) the failure of the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract and Invoice or (iv) any commingling of any funds by the Servicer relating to the Receivables with any of its funds or the funds of any other Person.  Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified from and against any and all (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) Excluded Taxes; and or (iii) recourse (except as otherwise specifically provided in this Agreement) for Indemnified Amounts to the extent the same includes losses in respect of Receivables that were Eligible Receivables on the date such Receivables were purchased by the Borrower which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

Second Amended and Restated Credit and Security Agreement

(b)          If for any reason the indemnification provided above in this Section 10.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

Section 10.3          Other Costs and Expenses.  Borrower shall pay to the Affected Parties on demand all reasonable costs and out-of-pocket expenses actually incurred in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of one set of auditors for the Agents auditing the books, records and procedures of Borrower, reasonable fees and out-of-pocket expenses of external legal counsel for the Administrative Agent actually incurred with respect thereto and with respect to advising the Administrative Agent and the other Agents as to their respective rights and remedies under this Agreement.  Borrower shall pay to the Administrative Agent on demand any and all reasonable costs and expenses of the Administrative Agent and the Lenders, if any, including reasonable counsel fees and expenses actually incurred in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

ARTICLE XI
THE AGENTS

Section 11.1          Appointment.

(a)          With respect to each Group, each member of such Group hereby irrevocably designates and appoints its related Co-Agent to act in such capacity hereunder and under the other Transaction Documents to which such Co-Agent is a party, and authorizes such Co-Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to such Co-Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto.  Each of the Lenders and the Co-Agents hereby irrevocably designates and appoints Wells Fargo Bank, National Association as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

Second Amended and Restated Credit and Security Agreement

(b)          The provisions of this Article XI are solely for the benefit of the Agents and the Lenders, and none of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to any of the Loan Parties under the other provisions of this Agreement.

(c)          In performing its functions and duties hereunder, (i) each Co-Agent shall act solely as the agent of the members of its related Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns, and (ii) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Loan Parties or any of their respective successors and assigns.

Section 11.2          Delegation of Duties.  Each of the Agents may execute any of its duties under the Transaction Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3          Exculpatory Provisions.  None of  the Agents nor any of its directors, officers, agents or employees shall be (i) liable to any of the Lenders or other Agents for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 11.2 under or in connection with this Agreement (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any of the Loan Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to such Agent.  None of the Agents shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Loan Parties.  This Section 11.3 is intended solely to govern the relationship between the Agents, on the one hand, and the Lenders and their respective Liquidity Banks, on the other.

Section 11.4          Reliance by Agents.

(a)          Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent.

Second Amended and Restated Credit and Security Agreement

Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of its Lenders and Liquidity Banks, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its Constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

(b)          Any action taken by any of the Agents in accordance with Section 11.4(a) shall be binding upon all of the Agents and the Lenders.

Section 11.5          Notice of Amortization Events and Unmatured Amortization Events.  None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Unmatured Amortization Event unless such Agent has received notice from another Agent, a Lender or a Loan Party referring to this Agreement, stating that an Amortization Event or Unmatured Amortization Event has occurred hereunder and describing such Amortization Event or Unmatured Amortization Event.  In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the Lenders and the other Agents.  The Administrative Agent shall take such action with respect to such Amortization Event or Unmatured Amortization Event as shall be directed by any of the Co-Agents, provided that the Administrative Agent is indemnified to its satisfaction by the Lenders and/or the Co-Agents against any and all liability, cost and expense which may be incurred by it by reason of taking any such action.

Section 11.6          Non-Reliance on Other Agents and Lenders.  Each of the Lenders expressly acknowledges that none of the Agents, nor any of the Agents’ respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by such Agent.  Each of the Lenders also represents and warrants to the Agents and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.  Each of the Lenders also represents that it will, independently and without reliance upon the Agents or any other Liquidity Bank or Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties.  The Agents, the Lenders and their respective Affiliates, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Agents shall promptly distribute to the other Agents and the Lenders, copies of financial and other information expressly provided to it by any of the Loan Parties pursuant to this Agreement.

Second Amended and Restated Credit and Security Agreement

Section 11.7          Indemnification of Agents.  Each Lender (or, in case of any Lender that is a Conduit, each of its Liquidity Banks) agrees to indemnify (a) its applicable Co-Agent, (b) the Administrative Agent, and (c) the officers, directors, employees, representatives and agents of each of the foregoing (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably in accordance with their respective Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Co-Agent, the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent or the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent, the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of such Co-Agent, the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

Section 11.8          Agents in their Individual Capacities.  Each of the Agents in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties and their Affiliates as though such Agent were not an Agent hereunder.  With respect to its Loans, if any, pursuant to this Agreement, each of the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each of the Agents in their individual capacities.

Section 11.9          Conflict Waivers.  The Administrative Agent, any other Agent party hereto and any Lender party hereto (the “Requesting Party”) may in the future act:  (i) as administrative agent or administrator for one or more Conduits that is a Lender hereunder and certain other Conduits, (ii) as issuing and paying agent for the Commercial Paper of any such Conduit, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of any such Conduit and (iv) to provide other services from time to time for any such Conduits (collectively, the “Conduit Roles”).  Without limiting the generality of Sections 11.1 and 11.8, each of the Administrative Agent and the Lenders hereby acknowledges and consents to any and all Conduit Roles and agrees that in connection with any Conduit Role, the Requesting Party may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for any such Conduit, the giving of notice to the Liquidity Banks of a mandatory purchase pursuant to a Liquidity Agreement, and hereby acknowledges that neither any Requesting Party nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than such other Conduits) arising out of any Conduit Roles.

Second Amended and Restated Credit and Security Agreement

Section 11.10          UCC Filings.  Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral.  In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS

Section 12.1          Restrictions on Assignments.

(a)          Except to the extent permitted by the Transaction Documents, no Loan Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of each of the Agents.

(b)          Any Conduit may, at any time, assign all or any portion of any of its Loans, or sell participations therein, to (i) its Constituent Liquidity Banks or the Enhancement Providers (or to its Co-Agent for the ratable benefit of its Constituent Liquidity Banks) or (ii) another multi-seller commercial paper conduit administered by any Co-Agent which is rated at least “A-1” by S&P and “P-1” by Moody’s.

(c)          In addition to, and not in limitation of, assignments and participations described in Section 12.1(b):

(i)          each of the Lenders may assign all or any portion of its Loans and, if applicable, its Commitment and Liquidity Commitment, to any Eligible Assignee with the prior written consent of (A) Borrower and (B) such Lender’s applicable Co-Agent, which consents shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required if such Eligible Assignee is already a Lender or Liquidity Bank party to this Agreement or if any Amortization Event exists and is continuing and the aggregate Liquidity Commitments, after giving effect to such assignment, would not be reduced solely because of such assignment;

(ii)          each of the Lenders may, without the prior written consent of Borrower or any of the Agents, sell participations in all or any portion of their respective rights and obligations in, to and under the Transaction Documents and the Obligations in accordance with Section 12.2.

(d)          Nothing herein shall limit the ability of (i) any Lender to grant a security interest in all or any portion of its Loans or rights under in this Agreement to secure obligations of such Lender to a Federal Reserve Bank or any other Governmental Authority, or (ii) any Lender that is a Conduit to grant a security interest in its Loans or rights under this Agreement to the program collateral agent or trustee for such Conduit’s commercial paper program.

Second Amended and Restated Credit and Security Agreement

Section 12.2          Register; Rights of Assignees and Participants.

(a)          The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in 1100 Abernathy Rd., Suite 1600, Atlanta, GA 30328 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries on the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b)          Upon the assignment by a Lender in accordance with Section 1.2(c) or 12.1(b) or (c), the Eligible Assignee(s) receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Obligations (or such portion thereof as has been assigned).

(c)          In no event will the sale of any participation interest in any Lender’s or any Eligible Assignee’s rights under the Transaction Documents or in the Obligations relieve the seller of such participation interest of its obligations, if any, hereunder or, if applicable, under the Liquidity Agreement to which it is a party and such Loan Party shall remain solely responsible for the performance of its obligations hereunder and thereunder.  No participant shall have any right to restrict the approval of or to approve any amendment, modification or waiver to the provisions hereof except to the extent any such amendment, modification or waiver reduces the amount of Advances or the interest rate or fees payable with respect to such Advances; provided, however, that to the extent that any Liquidity Funding is deemed to be the sale of a participation, the foregoing limitation on participants’ voting rights shall not apply to any Liquidity Bank participating in such Liquidity Funding.  Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive, and such Lender, the Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.3          Terms and Evidence of Assignment.  Any assignment to any Eligible Assignee(s) pursuant to Section 1.2(c), 12.1(b) or 12.1(c) shall be upon such terms and conditions as the assigning Lender and the applicable Co-Agent, on the one hand, and the Eligible Assignee, on the other, may mutually agree, and any assignment pursuant to Section 12.1(c) shall be effectuated by the execution of an Assignment and Acceptance Agreement.  Any assignment made in accordance with the terms of this Article XII shall relieve the assigning Lender of its obligations, if any, under this Agreement (and, if applicable, the Liquidity Agreement to which it is a party) to the extent assigned.  Following any such assignment, Schedule A, Schedule 14.2 and other relevant provisions of this Agreement will be deemed amended or supplemented, as appropriate, without further action, by the information contained in the applicable Assignment and Acceptance Agreement.

Second Amended and Restated Credit and Security Agreement

ARTICLE XIII
SECURITY INTEREST

Section 13.1          Grant of Security Interest.  To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing (collectively, the “Collateral”).

Section 13.2          Termination after Final Payout Date.  Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent’s security interest in and Lien upon the Collateral, all at Borrower’s expense.  Upon the Final Payout Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

ARTICLE XIV
MISCELLANEOUS

Section 14.1          Waivers and Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Loan Parties and the Agents, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(a)          without the prior written consent of all Committed Lenders in its Group, no Co-Agent will amend, modify or waive any provision of this Agreement which would (i) reduce the amount of any principal or interest that is payable on account of its Group’s Loans or delay any scheduled date for payment thereof; (ii) decrease the Required Reserve, decrease the spread included in any Interest Rate or change the Servicing Fee; (iii) modify this Section 14.1; or (iv) modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or participants of the Committed Lenders in its Group.

(b)          Borrower shall not amend or otherwise modify any other Transaction Document without the consent of each Agent.

Second Amended and Restated Credit and Security Agreement

(c)          No failure on the part of any Agent, any Affected Party, any Indemnified Party or any other Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the foregoing, each Lender and each Co-Agent are each hereby authorized by Borrower and Servicer (as Servicer and as an Originator) at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Co-Agent to or for the credit to the account of Borrower or any Originator, now or hereafter existing under this Agreement, to or of any Agent, any Affected Party, any Indemnified Party or any other Secured Party, or their respective successors and assigns.

Section 14.2          Notices.  Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule 14.2 hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified below its signature hereto.  Borrower hereby authorizes each of the Lenders and Co-Agents to effect Advances based on telephonic notices made by any Person whom such Lender or Co-Agent in good faith believes to be acting on behalf of Borrower.  Borrower agrees to deliver promptly to the Lenders and Co-Agents a written confirmation of each telephonic notice signed by an authorized officer of Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs from the action taken by the Lenders or Co-Agents, the records of such Lenders or Co-Agents, as applicable, shall govern absent manifest error.

Section 14.3          Ratable Payments.  Except as provided in the next sentence, if any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if the Liquidity Banks in one of the Groups decline to extend their Liquidity Termination Date, their Co-Agent will promptly notify the other Co-Agents and Borrower of such decision, and Borrower shall have the right to replace the non-extending Group with a new Conduit and one or more new Liquidity Banks without repaying any portion of the other Group’s Loans at the time of such replacement, and without triggering the purchase requirements under the preceding sentence.

Second Amended and Restated Credit and Security Agreement

Section 14.4          Protection of Administrative Agent’s Security Interest.

(a)          Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Collateral, or to enable the Administrative Agent or the Lenders to exercise and enforce their rights and remedies hereunder.  At any time after the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee.  Borrower or the Servicer (as applicable) shall, at any Lender’s request, withhold the identity of such Lender in any such notification.

(b)          If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Lender’s reasonable costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3.  Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, for the benefit of the Secured Parties.  This appointment is coupled with an interest and is irrevocable.  Each of the Loan Parties (A) hereby authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof and, with regards to the  financing statements listing the Borrower as debtor, including such financing statements describing the collateral covered thereby as “all assets or all personal property of the debtor” or words of similar import), without the signature or other authorization of such Loan Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent hereunder, (B) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of Borrower or the Administrative Agent.

Second Amended and Restated Credit and Security Agreement

Section 14.5          Confidentiality.

(a)          Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the Amended Fee Letter and the other confidential or proprietary information that are clearly marked as being confidential and/or proprietary with respect to any Agent or any Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party’s and such Lender’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)          Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to any Agent, any Liquidity Bank, any Conduit, any equity provider to any Conduit and any credit enhancer of any Conduit (but in accordance with the customary practices of the disclosing parties), by each other, (ii) by any Agent, any Lender or any credit enhancer of any Conduit to any prospective or actual assignee or participant of any of them (but in accordance with the customary practices of the disclosing parties), and (iii) by any Agent or any credit enhancer of any Conduit to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Conduit, any credit enhancer of any Conduit (but in accordance with the customary practices of the disclosing parties) or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Agent acts as the administrative agent and to any officers, directors, employees, investors, potential investors, outside accountants and attorneys and other advisors of any of the foregoing if they agree to hold such information confidential (it being understood that in the case of any disclosure to investors, potential investors and any advisors of the foregoing, such disclosure will be in accordance with the customary practices of the disclosing party and will not identify any Originator or any Affiliate thereof by name), provided that, in each case, each such Person is informed of the confidential nature of such information and agrees in writing to maintain the confidential nature of such information. In addition, the Lenders, the Agents and any credit enhancer of any Conduit may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law); provided that the Lenders, the Agents and any such credit enhancer shall promptly notify the applicable Loan Party of any such disclosure, except if such disclosure is in relation to (A) a routine audit or review by state or Federal authority or examiner or (B) routine periodic reporting to such state or Federal authorities or examiners in the normal course of business.

Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, each party hereto may disclose to any and all Persons the tax treatment and tax structure of the transactions entered into pursuant to this Agreement and the other Transaction Documents other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

Second Amended and Restated Credit and Security Agreement

Section 14.6          Bankruptcy Petition; Limitation on Payments.  (a) To the fullest extent permitted by applicable law, each of the Loan Parties, Agents and Lenders hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)          A Conduit shall be required to make payment of the amounts required to be paid by it pursuant hereto only if the applicable Conduit has Excess Funds (as defined below).  If the applicable Conduit does not have Excess Funds, the excess of the amount due hereunder over the amount paid shall not constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against such Conduit until such time as such Conduit has Excess Funds.  If a Conduit does not have sufficient Excess Funds to make any payment due hereunder, then such Conduit may pay a lesser amount and make additional payments that in the aggregate equal the amount of the deficiency as soon as possible thereafter.  The term “Excess Funds” means the excess of (A) the aggregate projected value of the applicable Conduit’s assets and other property (including cash and cash equivalents), over (B) the sum of (i) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of such Conduit for borrowed money, plus (ii) the sum of all other liabilities, indebtedness and other obligations of such Conduit for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (iii) all taxes payable by such Conduit to the Internal Revenue Service, plus (iv) all other indebtedness, liabilities and obligations of such Conduit then due and payable, but the amount of any liability, indebtedness or obligation of such Conduit shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited.  Excess Funds shall be calculated once each Business Day.  Except with respect to (and to the extent of) Excess Funds, no recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement, in each case, against any Conduit or any stockholder, member, employee, officer, director, manager, incorporator or beneficial owner of any Conduit.

Section 14.7          Limitation of Liability.  Except with respect to any claim arising out of the willful misconduct or gross negligence of any Agent or any Lender, no claim may be made by any Loan Party or any other Person against any such Person or any of its respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.8          CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Second Amended and Restated Credit and Security Agreement

Section 14.9          CONSENT TO JURISDICTION.  EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.10          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11          Integration; Binding Effect; Survival of Terms.

(a)          This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 2.5(d), 14.5, 14.6 and 14.7 shall be continuing and shall survive any termination of this Agreement.

Second Amended and Restated Credit and Security Agreement

(c)          Each Liquidity Provider, Enhancement Provider and each other Affected Party is an express third party beneficiary hereof and of each other Transaction Document.

Section 14.12          Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.13          Consent to Amendment and Restatement of the Existing Receivables Purchase Agreement.  As contemplated in Section 8.1 of the Receivables Sale Agreement (immediately before giving effect to the amendment and restatement thereof on the date hereof), each of the Agents hereby consents to the amendment and restatement of the Existing Receivables Sale Agreement.

Section 14.14          USA Patriot Act Notice. Each Lender, each Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and the Servicer, which information includes the name and address of the Borrower and the Servicer and other information that will allow such Lender, Agent or the Administrative Agent, as applicable, to identify the Borrower and the Servicer in accordance with the Patriot Act.

Section 14.15          Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the Existing Agreement, effective from and after the Effectiveness Date.  The execution and delivery of this Agreement shall not constitute a novation or a termination of any indebtedness or other obligations owing to the Lenders or the Agents under the Existing Agreement.  On the Effectiveness Date, the credit facility described in the Existing Agreement shall be amended and restated in its entirety by the credit facility described herein, and all Loans and other Obligations of the Borrower outstanding as of such date under the Existing Agreement shall be deemed to be Loans and Obligations outstanding under the corresponding facility described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effectiveness Date, reflect the respective Commitments of the Lenders hereunder, and the security interests created pursuant to the Original Agreement and continued in the Existing Agreement are intended to continue and to secure the Obligations hereunder.

Second Amended and Restated Credit and Security Agreement

Section 14.16          Post-Closing Matter. Within 30 days of the Effectiveness Date (or such later date as the Co-Agents, in their sole discretion, shall agree to), the Borrower and the Servicer shall deliver to the Administrative Agent and each Co-Agent a copy of a duly executed Collection Account Agreement relating to the Collection Account and the related Lockboxes in form and substance reasonably satisfactory to the Administrative Agent.

 [Signature pages follow]

Second Amended and Restated Credit and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

BOSTON SCIENTIFIC FUNDING LLC

By:	/s/ Robert J. Castagna
Name:	Robert J. Castagna
Title:	President and Treasurer

BOSTON SCIENTIFIC CORPORATION, as Servicer

By:	/s/ Robert J. Castagna
Name:	Robert J. Castagna
Title:	Vice President and Treasurer

[Signature Page to Second Amended and Restated Credit and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as Committed Lender, Co-Agent and Administrative Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK BRANCH, as Committed Lender

By:	/s/ Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC., as Co-Agent

By:	/s/ Yukimi Konno
Name:	Yukimi Konno
Title:	Managing Director

[Signature Page to Second Amended and Restated Credit and Security Agreement]

EXHIBIT I

DEFINITIONS

A.          Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) and, in the event not described below, such terms shall have the meanings set forth in the Receivables Sale Agreement:

“Acquired Receivables” means any right to payment arising from the sale to any Domestic Person of medical products, devices or services by a Subsidiary of a Seller listed on Exhibit X (including, without limitation, the right to payment of any interest or finance charges and other amounts with respect thereto), which right has been acquired by such Seller and as to which acquired right, the Seller has made (or caused to be made) all UCC filings, and has taken (or caused to be taken) all such actions, necessary for such Seller to acquire such right free and clear of any Lien except as created hereby or by the other Transaction Documents.

“Acquisition” means the acquisition by BSX, directly or indirectly, of the Acquired Business from Endo International pic pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Purchase Agreement dated as of March 2, 2015 among American Medical Systems Holdings Inc., Endo Health Solutions Inc. and BSX.

“Acquired Business” means the American Medical Systems urology portfolio of Endo International plc.

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 months then most recently ended.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

“Adverse Claim” means a Lien or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Party” means each of the Lenders, the Agents, the Conduits’ respective Funding Sources, any sub-agent to any of the Agents and any Affiliate of any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agents” has the meaning set forth in the preamble to this Agreement.

Second Amended and Restated Credit and Security Agreement

“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Commitments to make Loans hereunder. As of February 7, 2017, the Aggregate Commitment is $400,000,000.

“Aggregate Principal” means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

“Agreement” means this Second Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

“Allocation Limit” means, with respect to any Group, (A) if such Group does not include any Conduit, the lesser of (i) the aggregate Commitment of such Group’s Committed Lenders, and (ii) such Group’s Percentage of the Borrowing Base, and (B) if such Group includes a Conduit (i) the Conduit Allocation Limit or (ii) any other Allocation Limit specified in an Assignment and Acceptance Agreement, as the case may be.

“Alternate Base Rate” means, for any Group, for any day, the rate per annum equal to the higher as of such day of (i) the applicable Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Effective Rate.  For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

“Alternate Base Rate Loan” means a Loan which bears interest at the Alternate Base Rate or the Default Rate.

“Amended Fee Letter” means the Amended Fee Letter, dated as of the Effectiveness Date, by and among BSX, the Borrower, WFBNA, as Administrative Agent and Co-Agent, and SMBC Nikko Securities America, Inc., as Co-Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (ii) the Business Day specified in a written notice from the Administrative Agent following the occurrence and during the continuance of any other Amortization Event, and (iii) the Termination Date.

“Amortization Event” has the meaning specified in Article IX.

“Anniversary Extension Request” has the meaning set forth in Section 1.8(a)(i).

“Anniversary Response Date” has the meaning set forth in Section 1.8(a)(i).

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and all similar laws, rules, and regulations of any jurisdiction applicable to any Loan Party or its Subsidiaries prohibiting bribery or corruption.

“Applicable Stress Factor” means 2.00.

Second Amended and Restated Credit and Security Agreement

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement in the form of Exhibit XI hereto (with such changes as may be appropriate under the specific circumstances) executed and delivered in accordance with Section 12.3.

“Authorized Officer” means, with respect to any Loan Party, its president, vice president, corporate controller, treasurer or chief financial officer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report, and minus Dilution that have occurred since the most recent Cut-Off Date to the extent that such Dilution exceeds the Dilution Reserve; provided, however, that if the Borrowing Base is computed at the request of a Co-Agent and delivered to the Agents on a day other than a Monthly Report Date, then the data used in such computation shall be the most current data available to the Servicer.

“Borrowing Date” means a Business Day on which an Advance is made hereunder.

“Borrowing Request” has the meaning set forth in Section 2.1.

“Broken Funding Costs” means, for any CP Rate Loan of a Conduit which:  (a) has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) is not prepaid in the amount specified in a Prepayment Notice on the date specified therein or (c) is assigned or otherwise transferred by such Conduit to its respective Liquidity Banks under its respective Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, an amount including the excess, if any, of (i) the CP Costs that would have accrued during the remainder of the applicable commercial paper tranche periods determined by the applicable Co-Agent to relate to such Loan subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such prepayment was designated to occur pursuant to the applicable Prepayment Notice) of the principal of such CP Rate Loan if such reduction, assignment or termination had not occurred or such Prepayment Notice had not been delivered, over (ii) the sum of (A) to the extent all or a portion of such principal is allocated to another CP Rate Loan, the amount of CP Costs actually accrued during the remainder of such period on such principal for the new Loan, and (B) to the extent such principal is not allocated to another CP Rate Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated.

“BSX” has the meaning set forth in the preamble to this Agreement.

Second Amended and Restated Credit and Security Agreement

“BSX Credit Agreement” means that certain Credit Agreement, dated as of April 10, 2015, among (i) BSX, as the Borrower thereunder, (ii) the several lenders from time to time thereto, (iii) Bank of America, N.A., as Syndication Agent thereunder, (iv) JPMorgan Chase Bank, N.A., as Administrative Agent thereunder, (v) Barclays Bank plc, BNP Paribas, Citibank, N.A., Deutsche Bank Securities Inc., Royal Bank of Canada and Sumitomo Mitsui Banking Corporation, as Documentation Agents thereunder as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to LIBOR, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Buyer” has the meaning set forth in the Receivables Sale Agreement.

“Calculation Period” means a calendar month.

“Cash Litigation Payments” has the meaning set forth in clause (g) of the definition of “Consolidated EBITDA”.

“Change of Control” means (i) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (A) shall have acquired beneficial ownership of 30% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Servicer (other than Peter M. Nicholas and John E. Abele or any of their affiliated trust holdings) or (B) shall obtain the power (whether or not exercised) to elect a majority of BSX’s directors; (ii) the Board of Directors of BSX shall not consist of a majority of Continuing Directors; or (iii) BSX shall cease to own 100% of the outstanding capital stock of the Borrower.

“Charges” has the meaning set forth in Section 2.4.

“Closing Date” means the date on which the initial Advance was made under this Agreement.

“Co-Agent” has the meaning specified in the Preamble.

“Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Collateral” has the meaning set forth in Section 13.1.

“Collection Account” means each concentration account, depositary account, lock box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

Second Amended and Restated Credit and Security Agreement

“Collection Account Agreement” means an agreement substantially in the form of Exhibit VI among BSX, Borrower, the Administrative Agent and a Collection Bank or such other form as may be agreed by the parties thereto.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Administrative Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all funds which are received from or on behalf of any related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, payments that the Buyer, the applicable Seller or the Servicer receives from third party payors and applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

“Commercial Paper” means promissory notes of a Conduit issued by such Conduit in the commercial paper market.

“Commitment” means, as of any date of determination, for each Committed Lender, its commitment to make Loans to Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Committed Lender’s name under the heading “Commitment” on Schedule A to this Agreement (as such Schedule A may be amended from time to time).

“Commitment Increase Request” has the meaning specified in Section 1.6(b).

“Commitment Increase Response” has the meaning specified in Section 1.6(b).

“Commitment Reduction Notice” has the meaning specified in Section 1.6(a).

“Committed Lender” means (a) WFBNA, (b) SMBC, (c) each Liquidity Bank, and (d) each Committed Lender specified in an Assignment and Acceptance Agreement.

“Conduits” means any bankruptcy-remote commercial paper entity which becomes a party to this Agreement in accordance with the terms of Sections 12.1 and 12.3 hereof.

“Conduit Allocation Limit” has the meaning specified in Section 1.1(a).

“Conduit Group” has the meaning specified in the Preamble.

“Conduit Roles” has the meaning set forth in Section 11.9.

Second Amended and Restated Credit and Security Agreement

“Consolidated EBITDA” of any Person means for any period, without duplication, Consolidated Net Income of such Person and its Subsidiaries for such period plus, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of

(a) income tax expense, including any expenses resulting from income tax disputes with a Governmental Authority,

(b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,

(c) depreciation expense,

(d) amortization or write-down of intangibles (including, but not limited to, goodwill) and organization costs,

(e) any extraordinary, unusual or nonrecurring expenses or losses (to the extent any of the foregoing are non-cash items) (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business (including as a result of write downs of goodwill or net intangible assets) and including special charges and purchased research and development charges in connection with acquisitions and other strategic alliances, inventory step-up charges, fair value adjustments, and unrealized investment impairments),

(f) any non-cash stock compensation expense in accordance with GAAP,

(g) any cash litigation costs, including judgments, orders, awards, settlements and related legal costs paid during such period (net of any cash litigation or settlement payments received during such period) (“Cash Litigation Payments”), provided that, solely for the purposes of this definition, the aggregate amount of Cash Litigation Payments under this clause (g) shall not exceed $2,000,000,000 less the aggregate principal amount of Indebtedness deducted in determining Consolidated Total Debt pursuant to clause (ii) of the definition of “Consolidated Total Debt”,

(h) any cash or non-cash charges in respect of restructurings, plant closings, staff reductions, distributor network optimization initiatives, distribution technology optimization initiatives or other similar charges, provided that, solely for the purposes of this definition, the aggregate amount of all charges under this clause (h) shall not exceed $620,000,000 after the Effectiveness Date,

(i) any income or expense associated with business combinations following the adoption of FASB Statement No. 141(R), “Business Combinations - a replacement of FASB Statement No. 141”, which would have been treated as a cost of the acquisition (e.g., as goodwill) under FASB Statement No. 141, “Business Combinations” including income or expense relating to contingent consideration, and

Second Amended and Restated Credit and Security Agreement

(j) any Non-Cash Charges, including those attributable to litigation, intangible asset impairment, intellectual property research and development charges; and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of

(i) interest income (except to the extent deducted in determining Consolidated Interest Expense), and

(ii) any extraordinary, unusual or nonrecurring income or gains (to the extent any of the foregoing are non-cash items) (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business, inventory step-up charges, fair value adjustments, and unrealized investment impairments).

“Consolidated Interest Expense” of any Person means, for any period, total interest expense of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries determined in accordance with GAAP (including, all net costs that are allocable to such period in accordance with GAAP).

“Consolidated Leverage Ratio” means as at the last day of any period of four consecutive fiscal quarters of BSX, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of BSX and its Subsidiaries for such period.

“Consolidated Net Income” of any Person means, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP plus cash receipts received in connection with litigation related Non-Cash Charges and minus cash payments made in connection with such litigation related Non-Cash Charges.

“Consolidated Total Debt” means at any date, an amount equal to (i) the aggregate principal amount of all Indebtedness (excluding, for the avoidance of doubt, any operating leases) of BSX and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP as in effect on the Effectiveness Date, less (ii) the aggregate principal amount of Indebtedness issued or incurred by BSX on or prior to such date to fund tax deficiency payments; provided that (x) the aggregate amount of any such Indebtedness issued to fund tax deficiency payments for purposes of clause (ii) shall not exceed $2,000,000,000, and (y) until the Acquisition is consummated, up to $1,000,000,000 of the aggregate principal amount of Indebtedness issued or incurred by BSX on or prior to the consummation of the Acquisition to fund the Acquisition (excluding any such Indebtedness the proceeds of which have been applied to repay, redeem or defease any Indebtedness of BSX and its Subsidiaries) shall be excluded from the calculation of Consolidated Total Debt.

“Constituent” means, as to any Co-Agent, any member of its related Group from time to time a party hereto, and when used as an adjective, “Constituent” shall have a correlative meaning.

“Continuing Directors” means the directors of BSX on the date of this Agreement and each other director, if such other director’s nomination for election to the Board of Directors of BSX is recommended by a majority of the then Continuing Directors.

Second Amended and Restated Credit and Security Agreement

“Contract” has the meaning set forth in the Receivables Sale Agreement.

“Contractual Obligation” has the meaning set forth in the Receivables Sale Agreement.

“CP Costs” means for any Conduit’s CP Rate Loans and any CP Tranche Period (or portion thereof), an amount equal to the sum of, for each day in such CP Tranche Period (or portion thereof), the product of (a) the outstanding principal balance of the CP Rate Loans of such Conduit on such day, (b) the CP Rate for such Conduit on such day and (c) a fraction of the numerator of which is one (1) and the denominator of which is 360.

“CP Rate” means, with respect to any Conduit on any day, the rate equivalent to the weighted average of the interest rates payable by such Conduit in respect of its Commercial Paper outstanding on such day that is allocated, in whole or in part, to fund or maintain its CP Rate Loans on such day, converted (as necessary) to an annual yield equivalent rate calculated on the basis of a 360-day year, which rates shall include issuing and paying agent fees and any placement agent or commercial paper fees and commissions.

“CP Rate Loan” means a Loan made by any Conduit which bears interest at a CP Rate.

“CP Tranche Period” means, with respect to any Conduit, a Calculation Period.

“Credit and Collection Policy” means Borrower’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

“Cut-Off Date” means the last day of a Calculation Period.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Deemed Collections” means Collections deemed received by Borrower under Section 3.4(a).

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the aggregate sales generated by the Originators during the four months ending on such Cut-Off Date times the Weighted Average Term Factor by (ii) the Net Pool Balance as of such Cut-Off Date.

“Default Rate” means a rate per annum equal to the sum of (i) the applicable Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the sum of, without duplication, (i) the amount of Receivables that are unpaid and as to which any payment remains unpaid for more than 150 days but less than 181 days from the original due date for such payment, plus (ii) the amount of Receivables which have been (or consistent with the applicable Credit and Collection Policy, should have been) written off as uncollectible during the month that includes such Cut-Off Date and as to which any payment remains unpaid for less than 181 days from the original due date for such payment, plus (iii) the amount of Receivables for Obligors which have suffered an Event of Bankruptcy during the month that includes such Cut-Off Date and as to which any payment remains unpaid for less than 151 days from the original due date for such payment, by (y) the aggregate sales generated by the Originators during the month occurring six months prior to the month ending on such Cut-Off Date.

Second Amended and Restated Credit and Security Agreement

“Defaulted Receivable” means a Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which consistent with the applicable Credit and Collection Policy, should be written off as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 211-270 days from the original due date for such payment.

“Demand Advance” means an advance made by Borrower to BSX at any time while BSX or any of its Affiliates is acting as the Servicer on any day prior to the Facility Termination Date on which no Amortization Event or Unmatured Amortization Event exists and is continuing, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security (unless such instrument, chattel paper or certificated security is pledged and delivered to the Administrative Agent, together with all necessary indorsements), (c) bears interest at a market rate determined by Borrower and the Servicer from time to time, (d) is not subordinated to any other Indebtedness or obligation of the Servicer, and (e) may not be offset by BSX against amounts due and owing from Borrower to it under its Subordinated Note.

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in Section 3.4(a).

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the month ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in outstanding principal balances of the Receivables due to Dilutions during the month ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originators during the month prior to the current month ending on such Cut-Off Date.

“Dilution Reserve” means, for any month, the product (expressed as a percentage) of: (a) the sum of (i) Applicable Stress Factor as of the immediately preceding Cut-Off Date times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

Second Amended and Restated Credit and Security Agreement

“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 months and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Domestic Person” means a Person who if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States.

“Effectiveness Date” means the date on which all conditions specified in Section 5.3 of this Agreement are satisfied.

“Eligible Assignee” means:

(i)          for any Conduit, any bankruptcy-remote commercial paper conduit sponsored or administered by a Co-Agent whose Commercial Paper is rated at least “A-1” by S&P and “P-1” by Moody’s,

(ii)          any Liquidity Bank, or

(iii)          for any Lender, any commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (A) “A-1” by S&P and (B) “P-1” by Moody’s.

“Eligible Originator” means (a) BSX, and (b) any wholly-owned domestic Subsidiary of BSX that is approved by each of the Co-Agents in accordance with Section 1.9.

“Eligible Receivable” means, at any time, a Receivable:

(a)          the Obligor of which is (i) a Domestic Person, (ii) is not an Affiliate of any of the parties hereto; and (iii) is not a federal government or a federal governmental subdivision or agency; provided, however, that up to 2% of Eligible Receivables may consist of otherwise Eligible Receivables the Obligor of which is a federal government or a federal governmental subdivision or agency,

(b)          which is not owing from an Obligor as to which more than 50% of the aggregate outstanding principal balance of all Receivables owing from such Obligor is greater than 240 days past due,

(c)          which is not a Defaulted Receivable,

(d)          which by its terms is due and payable within 90 days of the original billing date therefor,

Second Amended and Restated Credit and Security Agreement

(e)          which is an “Account” and is not a “Health-care-insurance receivable,” in each case, within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(f)          which is denominated and payable only in U.S. dollars in the United States,

(g)          which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms,

(h)          which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Administrative Agent to exercise its rights under this Agreement including, without limitation, its right to review the Contract,

(i)          which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(j)          which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(k)          which satisfies all applicable requirements of the applicable Originator’s Credit and Collection Policy,

(l)          which was generated by an Eligible Originator (or, in the case of an Acquired Receivable, a Subsidiary of a Seller under the Receivables Sale Agreement) in the ordinary course of its business,

(m)          which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator (or, in the case of an Acquired Receivable, a Subsidiary of a Seller under the Receivables Sale Agreement), and not by any other Person (in whole or in part),

(n)          as to which none of the Agents has notified Borrower that such Agent has determined in the exercise of its commercially reasonable credit judgment that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to such Agent,

Second Amended and Restated Credit and Security Agreement

(o)          which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the outstanding principal balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such outstanding principal balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

(p)          as to which the applicable Originator (or, in the case of an Acquired Receivable, a Subsidiary of a Seller under the Receivables Sale Agreement) has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor and no portion of which is in respect of any amount as to which the related Obligor is permitted to withhold payment until the occurrence of a specified event or condition (including “guaranteed” sales or any performance by any other Persons),

(q)          as to which each of the representations and warranties contained in Sections 6.1(n), (o) and (r) is true and correct, and

(r)          all right, title and interest to and in which was validly transferred by an Originator to Borrower under and in accordance with the Receivables Sale Agreement free and clear of any Adverse Claim except as created hereunder.

“Eligible Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Enhancement Agreement” means any agreement between a Conduit and any other Person(s), entered into to provide credit enhancement to such Conduit’s commercial paper facility.

“Enhancement Provider” means any Person providing credit support to a Conduit under an Enhancement Agreement, including pursuant to an unfunded commitment.

Second Amended and Restated Credit and Security Agreement

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)          a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)          such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to a Indemnified Party, Taxes which are (a) both (i) imposed by the jurisdiction in which such Indemnified Party is organized or by any other taxing authority as a result of such Indemnified Party having a present or former connection with such jurisdiction (other than any such taxes that the Indemnified Party establishes would not have been imposed but for (A) such Indemnified Party having executed, or enforced, a Transaction Document or (B) any of the transactions contemplated herein or in the other Transaction Documents) and also (ii) imposed on, based on or measured by net income, capital or net worth of such Indemnified Party or is a franchise Tax, branch profits Tax or other Tax (other than Taxes that are, or are in the nature of, sales, use, rental, property or value added or similar taxes); (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed under a law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 4.4; (c) any Tax, assignment or other governmental charge attributable to and which would not have been imposed but for the failure of a Indemnified Party to comply with Section 4.4(c); or (d) any withholding Taxes that are imposed by reason of FATCA.

Second Amended and Restated Credit and Security Agreement

“Existing Agreement” has the meaning set forth in the preliminary statements to this Agreement.

“Existing Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of November 7, 2007, by and between the Originators, as sellers, and Borrower, as buyer, as amended, restated or otherwise modified prior to the date hereof.

“Extension Request” has the meaning set forth in Section 1.8(b)(i).

“Facility Termination Date” means the earliest of (i) the Scheduled Termination Date, (ii) the occurrence of any Conduit’s Liquidity Termination Date, and (iii) the Amortization Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially  comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable intergovernmental agreements with respect thereto, any law, regulations or other official guidance enacted in any other jurisdiction relating to such intergovernmental agreement, and any agreement entered into pursuant to Section 1471(b)(i) of the Code.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Final Payout Date” means the date on which all Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Funding Agreement” means (i) this Agreement, (ii) the Liquidity Agreements, and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of any Conduit.

Second Amended and Restated Credit and Security Agreement

“Funding Source” means (i) any Liquidity Bank, (ii) any Enhancement Provider or (iii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit.

“GAAP” means generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements described in Section 7.1(a)(i).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group” means (i) with respect to any Lender that is not a Conduit or acting in its role as Liquidity Bank to a Conduit, such Lender and its Co-Agent, (ii) with respect to any Lender that is a Conduit or a Liquidity Bank, such Lender, its Liquidity Bank(s) and its Co-Agent.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other unrelated third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Indebtedness” means, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of such Person’s business and payable in accordance with customary practices and earn-outs and other similar obligations in respect of acquisition and other similar agreements), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,

Second Amended and Restated Credit and Security Agreement

(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred equity interests of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) net liabilities under interest rate swap, exchange or cap agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts” has the meaning set forth in Section 10.1(a).

“Indemnified Manager” has the meaning set forth in Section 7.1(l)(ii).

“Indemnified Party” has the meaning set forth in Section 10.1(a).

 “Independent Director” shall mean a member of the Board of Directors of Borrower who is not at such time, and has not been at any time during the preceding five (5) years:  (A) a director, officer, employee or affiliate of any Originator or any of their respective Subsidiaries or Affiliates (other than Borrower), or (B) the beneficial owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Borrower, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights.

“Interest” means for any Lender’s LIBOR Loans or Alternate Base Rate Loans and any Settlement Period (or portion thereof), an amount equal to the sum of the following amounts calculated for each day in such Settlement Period (or portion thereof):

(a)          with respect to the LIBOR Loans, the product of, for each LIBOR Loan of such Lender (i) the outstanding principal balance of such LIBOR Loan on such day, (ii) the applicable Interest Rate for such LIBOR Loan on such day and (iii) a fraction the numerator of which is one (1) and the denominator of which is 360; and

(b)          with respect to the Alternate Base Rate Loans, the product of (i) the outstanding principal balance on such Alternate Base Rate Loans on such date, (ii) the applicable Alternate Base Rate (or if the Default Rate shall be in effect, the Default Rate) on such day and (iii) a fraction the numerator of which is one (1) and the denominator of which is 365 or 366, as applicable.

Second Amended and Restated Credit and Security Agreement

“Interest Period” means, with respect to any LIBOR Loan, (a) for any LIBOR Loan which is a LMIR Loan, a Calculation Period, (b) for any other LIBOR Loan, a period of one, two, three or six months as designated by Borrower, or such other period as may be mutually agreeable to the applicable Co-Agent and Borrower, commencing on the day of the applicable Borrowing or on a Business Day mutually agreeable by the Borrower and the applicable Lender.  In the case of an Interest Period set pursuant to preceding clause (b), such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month.  If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.  In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date.  The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the applicable Lender.

“Interest Rate” means, with respect to each LIBOR Loan or Alternate Base Rate Loan, the applicable LIBOR, Alternate Base Rate or Default Rate.

“Interest Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.

“Invoices” has the meaning set forth in the Receivables Sale Agreement.

“Joinder Agreement” has the meaning set forth in the Receivables Sale Agreement.

“Lenders” means, collectively, WFBNA and SMBC and any other financial institution, Conduit or Liquidity Bank which becomes a lender hereunder by executing an Assignment or Acceptance Agreement or other similar writing.

“LIBOR” means, for any LIBOR Loan and any Interest Period:

(a)          for a LIBOR Loan which is a LMIR Loan, for each day in such Interest Period, (i) LMIR for such day plus (ii) the Applicable Margin, as defined in the Amended Fee Letter; and

(b)          for a LIBOR Loan which is not a LMIR Loan, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of such LIBOR Loan offered for a term comparable to such Interest Period, which rates appear on Reuters Screen LIBOR 01 Page (or any successor or substitute page of such service, providing quotations comparable to those currently reported on such page of such service) effective as of 11:00 a.m., London time, two Business Days prior to such Interest Period, provided that if no such offered rates appear on such page, LIBOR for such LIBOR Loan and such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the applicable Co-Agent, at approximately 10:00 a.m.(New York time),

Second Amended and Restated Credit and Security Agreement

two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such LIBOR Loan, divided by (ii) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves), if any, which is imposed against the applicable Lender in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (iii) the Applicable Margin, as defined in the BSX Credit Agreement.

“LIBOR Loan” means a Loan which bears interest at LIBOR.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Liquidity Agreements” means, collectively, the Liquidity Agreements of any Conduit Group as specified in the applicable Assignment and Acceptance Agreement.

“Liquidity Bank” means the financial institution or institutions specified in the Assignment and Acceptance Agreement pursuant to which a Conduit becomes a party to this Agreement:

“Liquidity Commitment” means, as to each Liquidity Bank, its commitment under its respective Liquidity Agreement.

“Liquidity Funding” means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in (or a loan made by any Liquidity Bank pursuant to its Liquidity Commitment in the amount equal to) a Loan of its applicable Conduit, or (b) any Loan made by the applicable Liquidity Banks in lieu of a Conduit pursuant to Section 1.1 or, (c) any Loan made by a Conduit pursuant to its applicable Enhancement Agreement.

“Liquidity Termination Date” means, for any Conduit Group, February 7, 2019 or such later date as may be specified in the applicable Liquidity Agreement (as such date is extended from to time in the sole discretion of the Liquidity Bank in such Group).

“LMIR” or “LIBOR Market Index Rate” means, for any day, the greater of (a) 0% and (b) the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars, as of 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day (or if not so reported, then as determined by the applicable Lender or Co-Agent from another recognized source or interbank quotation), in each case, changing when and as such rate changes.

“LMIR Lender” means WFBNA, SMBC and each other Lender that specifies in the applicable Assignment and Acceptance Agreement or otherwise in writing to the Borrower and the Servicer that it elects to fund its LIBOR Loans as LMIR Loans, in each case,  if so requested by the Borrower in the Borrowing Request.

“LMIR Loan” means any LIBOR Loan the LIBOR of which is set based on LMIR.

Second Amended and Restated Credit and Security Agreement

“Loan” means any loan made by a Lender to Borrower pursuant to this Agreement (including, without limitation, any Liquidity Funding).  Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a LIBOR Loan.

“Loan Parties” means (a) the Borrower, and (b) at any time it is acting as Servicer, BSX.

“Lockbox” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Loss Reserve” means, for any month, the product (expressed as a percentage) of (a) Applicable Stress Factor as of the immediately preceding Cut-Off Date, times (b) the highest three-month rolling average Default Ratio during the 12 months ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of (a) Servicer and its subsidiaries taken as a whole, or (b) the Borrower, (ii) the ability of any Loan Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement any other Transaction Document, (iv) the Administrative Agent’s security interest in the Receivables generally or in any material portion of the Receivables or the proceeds thereof, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Material Indebtedness” has the meaning set forth in Section 9.1(f).

“Material Proposed Addition” means a Person whom any Loan Party proposes to add as a “seller” under the Receivables Sale Agreement if either (i) the aggregate Outstanding Balance of such Person’s receivables (on the proposal date) exceeds 10% of the weighted average Borrowing Base in effect on the proposal date, or (ii) the Outstanding Balance of such Person’s receivables (on such proposal date), when aggregated with the receivables of all other Persons added as “sellers” under the Receivables Sale Agreement in the same calendar year (measured on the respective dates such other Persons became “sellers” under the Receivables Sale Agreement) exceeds 10% of the weighted average Borrowing Base in effect during such calendar year.

Second Amended and Restated Credit and Security Agreement

“Material Subsidiary” means any Subsidiary of BSX whose assets or income exceed(s) 5% of consolidated total assets or consolidated net income of BSX and its Subsidiaries, in each case, determined in accordance with GAAP.

“Maximum Leverage Ratio” is set at 3.50 to 1.00; provided that (i) for the four consecutive fiscal quarters ended immediately following the consummation of the Acquisition (including the fiscal quarter in which such Acquisition occurs), the Maximum Leverage Ratio shall be 4.50 to 1.00, (ii) for the fiscal quarter ended immediately after such four fiscal quarters referred to in clause (i), the Maximum Leverage Ratio shall be 4.25 to 1.00, (iii) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (ii), the Maximum Leverage Ratio shall be 4.00 to 1.00, (iv) for the fiscal quarter ended immediately after the fiscal quarter referred to in clause (iii), the Maximum Leverage Ratio shall be 3.75 to 1.00 (and, for the avoidance of doubt, for each fiscal quarter ended after the fiscal quarter referred to in clause (iv), the Maximum Leverage Ratio shall be 3.50 to 1.00).

“Maximum Rate” has the meaning set forth in Section 2.4.

“Monthly Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

“Monthly Reporting Date” means the 15th day of each calendar month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter) or such other days of each calendar month as the Administrative Agent shall request in connection with Section 8.5 hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Pool Balance” means, at any time, the Eligible Receivables Balance reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor.

“Net Worth” means, as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time plus the outstanding amount of Demand Advances plus the amount of cash held by the Borrower, over (b) the sum of (i) the Aggregate Principal outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

“Non-Approving Lender” has the meaning set forth in Section 1.8(b)(iii).

“Non-Excluded Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document.

“Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

Second Amended and Restated Credit and Security Agreement

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligations” means, at any time, any and all obligations or undertakings of or participation in any of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Amended Fee Letter, Broken Funding Costs and Indemnified Amounts.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Concentration Limit” means, at any time, in relation to the aggregate outstanding principal balance of Receivables owed by any single obligor and its affiliates (if any), the applicable concentration limit for obligors who have short-term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), determined according to the following table:

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	12.0%
A-1	P-1	12.0%
A-2	P-2	12.0%
A-3	P-3	6.0%
Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	3.0%

; provided, however, that (a) if any obligor has a split rating, the applicable rating will be the lower of the two, (b) if any obligor is not rated by either S&P or Moody’s, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (c) subject to rating agency approval and/or an increase in clause (a) of the definition of “Reserve Floor”, upon Borrower’s request from time to time, the Co-Agents may agree to a higher percentage of Eligible Receivables for a particular obligor and its affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Co-Agent upon not less than five (5) Business Days’ written notice to Borrower (and, if such notice is given by only one of the Co-Agents, with a copy to the other Co-Agents). On the date of this Agreement, subject to its right to cancel same, each Co-Agent hereby agrees to a Special Concentration Limit of 9.0% for HCA, Inc.

Second Amended and Restated Credit and Security Agreement

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Organic Document” means, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized equity interests.

“Original Agreement” has the meaning set forth in the preliminary statements to this Agreement.

“Originator” means (a) BSX in its capacity as a seller under the Receivables Sale Agreement, and (b) each of BSX’s domestic wholly-owned Subsidiaries that hereafter becomes a seller under the Receivables Sale Agreement by executing a Joinder Agreement in accordance with the terms thereof.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant Register” has the meaning set forth in Section 12.2(c).

“Past Due Ratio” means, on any date of determination, a percentage equal to (A) the sum of (a) the aggregate Outstanding Balance of all Delinquent Receivables as of the last date of the Calculation Period then most recently ended, plus (b) the aggregate Outstanding Balance of all Receivables (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) as to which any payment, or part thereof, remains unpaid for less than 241 days from the original due date for such payment and (x) which has been written off as uncollectible or (y) which, consistent with the applicable Credit and Collection Policy, should be written off as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for more than 240 days but less than 271 days from the original due date for such payment, divided by (B) the average of the aggregate initial Outstanding Balances of all Receivables generated during the Calculation Periods ended eight and nine Calculation Periods prior to the date of determination.

“Patriot Act” has the meaning set forth in Section 14.14.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Percentage” means, (i) for each Group that includes one or more Conduits on any date of determination, the ratio which the sum of the Commitments for all Liquidity Banks in that Group bears to the Aggregate Commitment and (ii) for each Group that does not include one or more Conduits on any date of determination, the ratio which the Commitment of the Lender in that Group bears to the Aggregate Commitment.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

Second Amended and Restated Credit and Security Agreement

“Prepayment Notice” has the meaning set forth in Section 1.5(a).

“Prime Rate” means, for any Group, a rate per annum equal to the prime rate of interest announced from time to time by its Co-Agent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Pro Rata Share” means, for each Committed Lender, a percentage equal to the Commitment of such Committed Lender, divided by the Aggregate Commitment.

“Ratable Share” means with respect to the Liquidity Banks in each Group, the ratio each Liquidity Bank’s Liquidity Commitment bears to the total Liquidity Commitment of all Liquidity Banks in such Group.

“Receivable” has the meaning set forth in the Receivables Sale Agreement.

“Receivables Sale Agreement” means that certain Second Amended and Restated Receivables Sale Agreement, dated as of February 7, 2017, by and between the Originators, as sellers, and Borrower, as buyer, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Regulatory Change” means, after the date of this Agreement, (a) the introduction of or any change in any law or regulation or in the interpretation or administration of any law or regulation by any Governmental Authority charged with the interpretation or administration thereof or (b) the compliance with any guideline or request from any central bank or other Governmental Authority which would be complied with generally by similarly situated banks or lenders acting reasonably or which becomes effective after the date hereof (whether or not having the force of law and for the avoidance of doubt, including any changes resulting from requests, rules, guidelines or directives concerning capital adequacy issued after the date hereof in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated after the date hereof by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III). For purposes of the foregoing clauses (a) and (b), the amendments to 12 C.F.R. Part 327 set forth in the final rule attached to the Federal Deposit Insurance Corporation Financial Institution Letter FIL-8-2011, dated February 9, 2011, shall be deemed to have been introduced and adopted after the date of this Agreement.

“Register” has the meaning set forth in Section 12.2(a).

“Related Security” means, for purposes of this Agreement:

(i)          all of Borrower’s right, title and interest in and to the “Related Security” under and as defined in the Receivables Sale Agreement,

Second Amended and Restated Credit and Security Agreement

(ii)          all of the Borrower’s right, title and interest in, to and under the Receivables Sale Agreement,

(iii)          all of the Borrower’s right, title and interest in and to the Demand Advances, and

(iv)          all proceeds of any of the foregoing.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30)-day notice period has been waived.

“Requesting Party” has the meaning set forth in Section 11.9.

“Required Amounts” has the meaning set forth in Section 3.2(c).

“Required Lenders” means, at any time, Committed Lenders with Commitments in excess of 66-2/3% of the Aggregate Commitment.

“Required Notice Period” means by 11:00 a.m. (New York City time) one (1) Business Day prior to prepayment.

“Required Reserve” means, on any day during a Calculation Period, the product of (a) the greater of (i) the Reserve Floor and (ii) the sum of the Loss Reserve, the Interest Reserve, the Dilution Reserve and the Servicing Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

“Requirements of Law” means, as to any Person, (a) its Organic Documents, and (b) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 12.0% plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio plus (c) the Interest Reserve plus (d) the Servicing Reserve, in each case, as of the immediately preceding Cut-Off Date.

“Response Date” has the meaning set forth in Section 1.8(b)(i).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Borrower, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to BSX or its Affiliates in reimbursement of actual management services performed).

Second Amended and Restated Credit and Security Agreement

“Review” has the meaning set forth in Section 7.1(d).

“Revolving Period” means that period from and after the date hereof through but excluding the Facility Termination Date.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sanctioned Country” means a country or territory which is the subject or target of any Sanctions (as of the Effectiveness Date, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50 percent or more owned or controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or the United Kingdom.

“Scheduled Termination Date” means, (i) in the case of a Lender which is not a Liquidity Bank, February 7, 2019, (ii) in the case of a Lender which is a Conduit, the earlier to occur of February 7, 2019 and the date on which the Liquidity Commitment of such Conduit’s Liquidity Bank terminates in accordance with the applicable Liquidity Agreement, and (iii) in the case of a Lender which is a Liquidity Bank, the earlier to occur of February 7, 2019 and the date on which the Liquidity Commitment of such  Liquidity Bank terminates in accordance with the applicable Liquidity Agreement, in each of the foregoing cases, unless extended by agreement of such Lender in accordance with Section 1.8.

“SEC” means the Securities and Exchange Commission or any successor or analogous Governmental Authority.

“Secured Parties” means the Indemnified Parties.

“Seller” has the meaning set forth in the Receivables Sale Agreement.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

Second Amended and Restated Credit and Security Agreement

“Servicing Fee” means, for each day in a Calculation Period:

(a)          an amount equal to (i) the Servicing Fee Rate at any time while BSX or one of its Affiliates is the Servicer, times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or

(b)          on and after the Servicer’s reasonable request made at any time when BSX or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period, in either case, payable in arrears.

“Servicing Fee Rate” means 1.0% per annum.

“Servicing Reserve” means, for any month, the product (expressed as a percentage) of (a) 1%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 months and the denominator of which is 360.

“Settlement Date” means (A) the 3rd Business Day after each Monthly Reporting Date, and (B) the last day of the relevant Interest Period in respect of each LIBOR Loan.

“Settlement Period” means, with respect to each Settlement Date, (A) in respect of a LMIR Loan, the preceding Interest Period, (B) in respect of each LIBOR Loan (other than a LMIR Loan or as provided in following clause (C)) and Alternate Base Rate Loan, the immediately preceding Calculation Period, and (C) in respect of each LIBOR Loan (other than a LMIR Loan) and the month in which its Interest Period ends, the period beginning on (and including) the day after the last day through which Interest was paid thereon and ending on (but not including) the last day of such Interest Period.

“SMBC” means Sumitomo Mitsui Banking Corporation, in its individual capacity, and its successors.

“Solvent” and “Solvency” means, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute an unreasonably small capital.

“Special Concentration Limit” has the meaning set forth in the definition of “Obligor Concentration Limit”.

Second Amended and Restated Credit and Security Agreement

“Subordinated Loan” has the meaning set forth in the Receivables Sale Agreement.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Successor Notice” has the meaning set forth in Section 8.1(b).

“Tax” or “Taxes” means all license and registration fees and all income, gross receipts, rental, franchise, excise, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal) and excise taxes, fees, levies, imposts, charges or withholdings in the nature of a tax, together with any assessments, penalties, fines, additions to tax and interest thereon, by any federal, state or local government or taxing authority in the United States or by any foreign government, foreign governmental subdivision or other foreign or international taxing authority.

“Termination Date” means the earliest to occur of:  (a) the last Scheduled Termination Date of any Liquidity Bank; and (b) the date designated by the Borrower as the “Termination Date” on not less than fifteen (15) Business Days’ written notice to the Co-Agents, provided that on such date the Obligations have been paid in full and provided, further, that such termination notice has not been previously withdrawn or cancelled by Borrower.

“Transaction Documents” means, collectively, this Agreement (including any Assignment and Acceptance Agreements), each Borrowing Request, the Receivables Sale Agreement, each Joinder Agreement, each Collection Account Agreement, the Amended Fee Letter, each of the Subordinated Notes (as defined in the Receivables Sale Agreement), the Liquidity Agreements, each asset purchase or other agreement pursuant to which Acquired Receivables are purchased or acquired by a Seller, and all other instruments, documents and agreements executed and delivered in connection herewith.

“U.S. Person” a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.4(c)(B)(iii).

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Weighted Average Term Factor” means, as of any date, the greater of (i) 1.0 and (ii) the weighted average payment terms of the Receivables plus 150 divided by 180.

Second Amended and Restated Credit and Security Agreement

“WFBNA” means Wells Fargo Bank, National Association, in its individual capacity, and its successors.

B.          Other Interpretive Matters. All accounting terms defined directly or by incorporation in this Agreement or the other Transaction Documents shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in such agreement, and accounting terms partly defined in such agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law refer to that law as amended from time to time and include any successor law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (l) terms in one gender include the parallel terms in the neuter and opposite gender; (m) “during the continuance of an Amortization Event” means that an Amortization Event has occurred and has not been waived and (n) the preamble and recitals shall constitute a part of this Agreement.

Second Amended and Restated Credit and Security Agreement

EXHIBIT II

FORM OF BORROWING REQUEST

---

[Borrower’s Name]
BORROWING REQUEST

For Borrowing on __________________

Wells Fargo Bank, National Association, as Co-Agent
11 Abernathy Road, Suite 1100
Atlanta, GA 30328
Attention: Michael Landry
Email: michael.landry@wellsfargo.com
Facsimile: (855) 818-1933

SMBC Nikko Securities America, Inc., as Co-Agent
277 Park Avenue
New York, NY 10172
Attention:  Structured Finance Group
Email: ASGOPS@smbcnikko-si.com
Facsimile: (646) 824-5997

Sumitomo Mitsui Banking Corporation, as Lender
277 Park Ave
New York, NY 10172
Attn:  Kevin DeFreitas
Phone:  212-224-4375
Email:  agencyservices@smbcgroup.com
Facsimile:  (212) 224-4501

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation as initial Servicer, the Lenders and Co-Agents party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

1.          The [Servicer, on behalf of the] Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

(a)          all applicable conditions precedent set forth in Article V of the Credit Agreement have been satisfied;

Second Amended and Restated Credit and Security Agreement

(b)          each of its representations and warranties contained in Section 6.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date; provided, however, that so long as any Lender (other than a Lender that is a Conduit) is a party to the BSX Credit Agreement, in no event will any Loan Party be required to “date-down” its representation in Section 6.1(b) or 6.1(g);

(c)          no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes an Amortization Event or Unmatured Amortization Event;

(d)          the Termination Date has not occurred; and

(e)          after giving effect to the Loans comprising the Advance requested below, the aggregate principal amount of WFBNA’s Loans at any one time outstanding will not exceed the Allocation Limit applicable to WFBNA’s Group, and the aggregate principal amount of SMBC’s Loans at any one time outstanding will not exceed the Allocation Limit applicable to SMBC’s Group [and the aggregate principal amount of [SPECIFY Group’s] Loans at any one time outstanding will not exceed [SPECIFY GROUP] Allocation Limit.].

2.          The [Servicer, on behalf of the] Borrower hereby requests that the Lenders (or, in the case of a Group that includes a Conduit, such Conduit or its Liquidity Banks) make an Advance on ___________, _____ (the “Borrowing Date”) as follows:

(a)          Aggregate Amount of Advance:  $_____________

(i)          WFBNA’s Amount of Advance:  $___________

(ii)          SMBC’s Amount of Advance:  $___________

(iii)          [SPECIFY Group’s] Amount of Advance:  $____________

(b)          Amount of Advance to be made as an Alternate Base Rate Loan:  $______

(c)          For LIBOR Loans:

(i)	Amount of Advance to be made as a LIBOR Loan which is a LMIR Loan: $_______

(ii)	Amount of Advance to be made as a LIBOR Loan which is not a LMIR Loan: $_______

(iii)	Interest Period (if not a LMIR Loan): [one month]/[three months] / [six months] / [other]

3.          Please disburse the proceeds of the Loans as follows:

(i)          WFBNA:  [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date].  [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:  ________]; and

Second Amended and Restated Credit and Security Agreement

(ii)          SMBC:  [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date].  [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:  ________].

(iii)          [SPECIFY Group]:  [Apply $________ to payment of principal and interest of existing Loans due on the Borrowing Date].  [Apply $______ to payment of fees due on the Borrowing Date]. [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:  ________].

Second Amended and Restated Credit and Security Agreement

IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Borrowing Request to be executed and delivered as of this ____ day of ___________, _____.

[_______________________, as Servicer, on behalf of:] _________________________, as Borrower

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement

EXHIBIT III

LOAN PARTIES’ ORGANIZATIONAL ID NUMBERS; JURISDICTIONS OF ORGANIZATION; CHIEF EXECUTIVE OFFICE ADDRESSES; LOCATION(S) WHERE RECORDS ARE KEPT

Legal Name of Loan Party	Prior Legal Name, Trade Name or Assumed Name	Organizational ID	Jurisdiction of Organization	Chief Executive Office	Locations of Records and material Contracts
Boston Scientific Corporation	None	0874815	Delaware	300 Boston Scientific Way Marlborough, MA 01752-1234
300 Boston Scientific Way
Marlborough, MA 01752-1234

One Scimed Place
Maple Grove, MN
55311-1566

500 Commander Shea Blvd.
Quincy, Massachusetts 02171

100 Boston Scientific Way
Marlborough, MA 01752-1234

47215 Lakeview Blvd.
Fremont, CA 94538-6530

150 Baytech Drive
San Jose, CA 95134

25155 Rye Canyon Loop
Valencia, CA 91355

4100 Hamline Avenue North
St. Paul, MN 55112-5798

Boston Scientific Funding LLC	None	3541726	Delaware	300 Boston Scientific Way Marlborough, MA 01752-1234
300 Boston Scientific Way
Marlborough MA 01752-1234

One Scimed Place
Maple Grove, MN
55311-1566

500 Commander Shea Blvd.
Quincy, Massachusetts 02171

100 Boston Scientific Way
Marlborough, MA 01752-1234

47215 Lakeview Blvd.
Fremont, CA 94538-6530

150 Baytech Drive
San Jose, CA 95134

25155 Rye Canyon Loop
Valencia, CA 91355

4100 Hamline Avenue North
St. Paul, MN 55112-5798

Second Amended and Restated Credit and Security Agreement
III-1

EXHIBIT IV

NAMES OF COLLECTION BANKS; LOCK BOXES & COLLECTION ACCOUNTS

Lock boxes; Collection Accounts; Collection Banks

Collection Bank	Account	Lockbox	Notes	Lockbox Site

Wells Fargo Bank, National Association	Philadelphia, PA
(f.k.a. Wachovia Bank, National Association)
Los Angeles, CA

Dallas, TX

Second Amended and Restated Credit and Security Agreement
IV-1

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association, Co-Agent

SMBC Nikko Securities America, Inc., as Co-Agent

[Specify other Co-Agent]

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation, as initial Servicer, the Lenders and Co-Agents party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent (the “Agreement”).

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.          I am the duly elected _________________ of [Borrower/Servicer] (the “Company”).

2.          The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 4 below].

[3.          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:  ____________________]

4.          The financial statements accompanying this certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP; provided that it is hereby acknowledged that the quarterly financial statements delivered herewith may not include all of the information and footnotes required by GAAP for complete annual financial statements.  The financial statements accompanying this certificate present fairly the [consolidated] financial position of [the Servicer and its consolidated subsidiaries][the Borrower] in all material respects as of the date hereof and the [consolidated] results of operations for the period covered thereby.

Second Amended and Restated Credit and Security Agreement
V-1

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
V-2

EXHIBIT VI

FORM OF COLLECTION ACCOUNT AGREEMENT

[See Attached]

Second Amended and Restated Credit and Security Agreement
VI-1

EXHIBIT VII

EXHIBIT VII-1

FORM OF COMMITMENT REDUCTION NOTICE

---

[Borrower’s Name]

COMMITMENT REDUCTION NOTICE

Date:_________________

To:	Wells Fargo Bank, NATIONAL ASSOCIATION, as Co-Agent, and
SMBC Nikko Securities America, Inc., as Co-Agent
[Specify other Co-Agents]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation, as initial Servicer, the Lenders and Co-Agents party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The [Servicer, on behalf of the] Borrower hereby irrevocably notifies the Lenders and Co‑Agents of the following reduction in the Aggregate Commitment:

Amount of Aggregate Commitment in effect on the date hereof:  $_________
Aggregate Reduction requested:	$_____________
WFBNA’s amount of reduction:	$_____________
SMBC’s amount of reduction:	$____________
[Other Group’s amount of reduction:	$_________]
Effective date of reduction:  ________________, 20 __ (which date is not less than five (5) Business Days after the date hereof).
Amount of Aggregate Commitment that will be in effect after giving effect to the foregoing Aggregate Reduction:  $____________
WFBNA’s amount of revised Aggregate Commitment:  $_____________
SMBC’s amount of revised Aggregate Commitment:  $_____________
[Other Group’s amount of revised Aggregate Commitment:  $__________]

Second Amended and Restated Credit and Security Agreement
VII-1-1

  The [Servicer, on behalf of the] Borrower hereby certifies to the Lenders and Co-Agents that, after giving effect to the foregoing reduction in the Aggregate Commitment:

a.
The amount of the Aggregate Commitment will not have been reduced below the Aggregate Principal unless accompanied by a prepayment pursuant to Section 1.5 of the Credit Agreement in the amount necessary to ensure that the Aggregate Principal does not exceed the Aggregate Commitment;

b.	The amount of the Aggregate Commitment will not be less than $100,000,000 unless the Aggregate Commitment is terminated in full; and

c.	All accrued and unpaid fees, including Broken Funding Costs, if any, shall be payable on the effective date of any termination of the Aggregate Commitment.

IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Commitment Reduction Notice to be executed and delivered as of this ____ day of _________, _____.

[_______________________, as Servicer, on behalf of:] _________________________, as Borrower

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
VII-1-2

EXHIBIT VII-2

FORM OF COMMITMENT INCREASE REQUEST

---

[Borrower’s Name]

COMMITMENT INCREASE REQUEST

Date:_________________

To:	Wells Fargo Bank, National Association, as Co-Agent, and
SMBC Nikko Securities America, Inc., as Co-Agent
[Specify other Co-Agents]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation, as initial Servicer, the Lenders and Co-Agents party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The [Servicer, on behalf of the] Borrower hereby irrevocably requests the Lenders and Co‑Agents to increase the Aggregate Commitment as follows:

Amount of Aggregate Commitment in effect on the date hereof:  $_________
Aggregate increase requested:	$_____________
WFBNA’s amount of requested increase:	$_____________
SMBC’s amount of requested increase:	$____________
[Other Group’s amount of increase:	$_________]
If approved, effective date of increase:  ________________, 20 __ (which date is not less than thirty (30) Business Days after the date hereof).
Amount of Aggregate Commitment that will be in effect after giving effect to the foregoing aggregate increase:  $____________
WFBNA’s amount of revised Aggregate Commitment:  $_____________
SMBC’s amount of revised Aggregate Commitment:  $_____________
[Other Group’s amount of revised Aggregate Commitment:  $__________]

  The [Servicer, on behalf of the] Borrower hereby represents and warrants to the Co-Agents and the Lenders that on and as of the effective date the requested increase in the Aggregate Commitments that:

Second Amended and Restated Credit and Security Agreement
VII-2-1

a.
each of its representations and warranties contained in Section 6.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of such effective date; provided, however, that so long as any Lender (other than a Lender that is a Conduit) is a party to the BSX Credit Agreement, in no event will any Loan Party be required to “date-down” its representation in Section 6.1(b) or 6.1(g);

b.	no event will have occurred and is continuing, or would result from the requested increase that constitutes an Amortization Event or Unmatured Amortization Event; and

c.	the Termination Date has not occurred.

IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Commitment Increase Request to be executed and delivered as of this _____ day of ______________, ____.

[_______________________, as Servicer, on behalf of:] _________________________, as Borrower

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
VII-2-2

EXHIBIT VII-3

FORM OF COMMITMENT INCREASE RESPONSE

---

[WFBNA/SMBC/ Other Co-Agents]

COMMITMENT INCREASE RESPONSE

Date:_________________

To:	Boston Scientific Funding LLC, and Boston Scientific Corporation, as Servicer

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation, as initial Servicer, the Lenders and Co-Agents party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

  On ____________, 20__, you requested that [WFBNA/SMBC/Other Co-Agents] increase its share of the Aggregate Commitment by $_____________ (the “Group’s Requested Increase Share”) effective on ____________, 20__, (the “Increase Effective Date”).

  Please be advised that [WFBNA/SMBC/Other Group] is agreeable to increasing its share of the Aggregate Commitment by $_____________ [insert a dollar amount from and including $0 to and including an amount equal to the Lender’s / Group’s Requested Increase Share] on the Increase Effective Date.

Very truly yours,

[LENDER’S/CO-AGENT’S NAME], as [Lender/Co-Agent]

By:
Name:

Title:

[By:
Name:
Title:]

Second Amended and Restated Credit and Security Agreement
VII-3-1

EXHIBIT VIII

CREDIT AND COLLECTION POLICY

See Exhibit C to Receivables Sale Agreement

Second Amended and Restated Credit and Security Agreement
VIII-1

EXHIBIT IX

FORM OF MONTHLY REPORT

[See Attached]

Second Amended and Restated Credit and Security Agreement
IX-1

EXHIBIT X

ELIGIBLE ORIGINATORS

Legal Name of Eligible Originator	Prior Legal Name, Trade Name or Assumed Name	Organizational ID	Jurisdiction of Organization	Chief Executive Office	Locations of Records and material Contracts
Boston Scientific Corporation	None	0874815	Delaware	300 Boston Scientific Way Marlborough, MA 01752-1234
300 Boston Scientific Way Marlborough, MA 01752-1234

One Scimed Place,
Maple Grove, MN
55311-1566

500 Commander Shea Blvd.
Quincy, Massachusetts 02171

100 Boston Scientific Way Marlborough, MA 01752-1234

47215 Lakeview Blvd
Fremont, CA 94538-6530

150 Baytech Drive
San Jose, CA 95134

25155 Rye Canyon Loop
Valencia, CA 91355

4100 Hamline Avenue North
St. Paul, MN 55112-5798

Second Amended and Restated Credit and Security Agreement
X-1

EXHIBIT XI -11

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Dated [________________]

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation, as initial Servicer, the Lenders and Co-Agents party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

WHEREAS, [________] (“Conduit Assignor”) wishes to assign [__]% of its outstanding Loans to [______________] (“Conduit Assignee”) and, subject to the terms hereof, Conduit Assignee is willing to accept the Loans so assigned;

WHEREAS, [________] (“Committed Lender Assignor”) wishes to assign to [_______] (“Committed Lender Assignee”) [__]% of its Commitment and its obligation to make Loans from time to time under the Agreement and, subject to the terms hereof, Committed Lender Assignee is willing to assume the Commitment so assigned and the obligation to make Loans from time to time under the Agreement;

WHEREAS, [          ], as Co-Agent for the Conduit Assignor and the Committed Lender Assignor (the “Assignor Co-Agent”), and [          ], as Co-Agent for the Conduit Assignee and the Committed Lender Assignee (the “Assignee Co-Agent”), wish to cooperate to effectuate the assignment and assumption contemplated hereby;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Assignment and Assumption.  (a)          In consideration of Conduit Assignee’s payment of $[_______] to (or at the direction of) Conduit Assignor, which amount equals the aggregate outstanding principal of the assigned Loans owing to Conduit Assignor as of the date hereof under the Agreement (the “Assignment Price”), Conduit Assignor hereby sells and assigns to Conduit Assignee, without recourse and (except as set forth in Section 2) without representation or warranty, and Conduit Assignee hereby purchases and accepts from Conduit Assignor, all of Conduit Assignor’s right, title and interest in, to and under such assigned Loans owing to Conduit Assignor on the date hereof, together with a proportionate share of Conduit Assignor’s right, title and interest in and to the Collateral and all of Conduit Assignor’s rights under the Agreement and the other Transaction Document.

(b)          In connection with the assignment and acceptance effected pursuant to preceding clause (a) (and in consideration thereof), Committed Lender Assignor hereby assigns to Committed Lender Assignee, without recourse and (except as set forth in Section 2) without representation or warranty, [__]% of Committed Lender Assignor’s entire Commitment (in the amount of $[________]) and its obligation to make Loans from time to time under the Agreement, and Committed Lender Assignee hereby assumes the Commitment so assigned and the obligation to make Loans from time to time under the Agreement in accordance with (and subject to the terms of) the Agreement.  For the avoidance of doubt, Committed Lender Assignor and Committed Lender Assignee acknowledge and agree that Committed Lender Assignor does not hereby assign to Committed Lender Assignee all or any portion of Committed Lender Assignor’s Liquidity Commitment and Committed Lender Assignee does not hereby assume all or any portion of Committed Lender Assignor’s Liquidity Commitment.

1 Use Exhibit XI-1 in the case of assignments by Lenders that are Conduits.

Second Amended and Restated Credit and Security Agreement
X1-1-1

(c)          [Without limiting the generality of the foregoing, on the date hereof (after giving effect to all other payments and distributions made by, or on behalf of the Borrower on the date hereof), the Borrower (or the Servicer, acting on behalf of the Borrower) agrees to pay $[______] to the [Assignor Group] Agent, on behalf of Conduit Assignee and the Committed Lender Assignor, representing all accrued and unpaid interest, fees and all other Obligations due and owing it and/or them through (but excluding) the date hereof with respect to the assigned Loans (other than amounts in respect of principal of the Loans owing to Conduit Assignee).][Include, if applicable]

2.          Representations and Disclaimers of Conduit Assignor and Committed Lender Assignor.

(a)          Each of Conduit Assignor and Committed Lender Assignor represents and warrants, as to itself, that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interest is free and clear of any adverse claim;

(b)          [Each of Conduit Assignor and Committed Lender Assignor represents and warrants, as to itself, that after giving effect to the payments contemplated in Section 1(a) and (c) hereof, all Obligations owing to it shall have been paid in full;][Include if all of Assignor’s Loans are being assigned.]

(c)          Each of Conduit Assignor and Committed Lender Assignor represents and warrants, as to itself, that this Assignment and Acceptance Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof;

(d)          Neither Conduit Assignor nor Committed Lender Assignor makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any other instrument or document furnished pursuant thereto; and

(e)          Neither Conduit Assignor nor Committed Lender Assignor makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Transaction Documents.

Second Amended and Restated Credit and Security Agreement
X1-1-2

3.          Representations and Agreements of Conduit Assignee and Committed Lender Assignee.

(a)          Each of Conduit Assignee and Committed Lender Assignee confirms that it has received copies of the Transaction Documents and such other information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement;

(b)          Each of Conduit Assignee and Committed Lender Assignee agrees that it will, independently and without reliance upon Conduit Assignor, Committed Lender Assignor or any other person and based on such Transaction Documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents;

(c)          Each of Conduit and Committed Lender Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents and this Assignment and Acceptance Agreement are required to be performed by it; and

(d)          Each of Conduit Assignee and Committed Lender Assignee represents and warrants, as to itself, that this Assignment and Acceptance Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof.

4.          Co-Agent. Each of the Conduit Assignee and the Committed Lender Assignee hereby appoints the Assignee Co-Agent to act as Co-Agent for its Group.

5.          Agreement to Maintain Confidentiality.  Each of Conduit Assignee,  Committed Lender Assignee and Assignee Co-Agent agrees to abide by the provisions of Section 14.5 of the Agreement.

6.          Effect of Assignment and Acceptance.  (a)  Upon execution and delivery of this Assignment and Acceptance Agreement by Conduit Assignor, Committed Lender Assignor, Assignor Co-Agent, Conduit Assignee, Committed Lender Assignee and Assignee Co-Agent, the acknowledgement and agreement hereto by the Borrower, the Servicer and [Any other Party], payment by Conduit Assignee of the Assignment Price as provided in Section 1(a) [and payment by, or on behalf of, Borrower of the amount set forth in Section 1(c)], (i) Conduit Assignee shall be a party to the Agreement as a Conduit and shall have all of the rights and obligations of a Conduit thereunder, (ii) Committed Lender Assignee shall be a party to the Agreement as a Committed Lender and/or Liquidity Bank, as applicable, and shall have all of the rights and obligations of a Committed Lender and/or Liquidity Bank thereunder, (iii) Assignee Co-Agent shall be a party to the Agreement as a Co-Agent and shall have all of the rights and obligations of a Co-Agent thereunder, and (iv) each of Conduit Assignor, Committed Lender Assignor and Assignor Co-Agent shall relinquish all of its respective rights and be released from its respective obligations (if any) [with respect to the Loans, Collateral and Commitment assigned hereunder] under the Agreement and the other Transaction Documents.

Second Amended and Restated Credit and Security Agreement
X1-1-3

(b)          Immediately after giving effect to the assignments and assumptions effected by this Assignment and Acceptance Agreement, (i) Committed Lender Assignee’s Commitment shall be $[____________], the aggregate outstanding principal of all Loans owing to Conduit Assignee shall be $[________] and the Percentage for the Group which includes Conduit Assignee and Committed Lender Assignee shall be [__]% and (ii) Committed Lender Assignor’s Commitment shall be $[______], the aggregate outstanding principal of all Loans owing to Conduit Assignor shall be $[________] and the percentage for the Group which includes the Conduit Assignor and Committed Lender Assignor shall be [__]%.

(c)          [After giving effect to the assignments and assumptions effected by this Assignment and Acceptance Agreement, all reimbursement, indemnity and similar provisions contained in the Transaction Documents which, by their terms, inure to the benefit of the Lenders and/or the Co-Agents, shall continue to inure to Conduit Assignor’s and Committed Lender Assignee’s benefit, as applicable, as to any actions taken or omitted to be taken by it while it was a party to the Agreement or any other Transaction Document.][Include if all of Assignor’s rights being assigned.]

(d)          Schedule I attached hereto sets forth information (as such information may be changed from time to time in accordance with the Agreement) relating to the Conduit Assignee, the Committed Lender Assignee and its Co-Agent and the related Group.  Such Schedule I shall be deemed to amend the Agreement without any further action of any party to the Agreement.

7.          Further Assurances.  Each of Conduit Assignor, Committed Lender Assignor, Assignor Co-Agent, Conduit Assignee, Committed Lender Assignee and Assignee Co-Agent agrees that from time to time, at the Borrower’s expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable to more fully effect the purposes of this Assignment and Acceptance Agreement.

8.          GOVERNING LAW.  THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Second Amended and Restated Credit and Security Agreement
X1-1-4

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[_______________________], as Committed Lender Assignor

By:
Name:
Title:

[_______________________], as Conduit Assignor

By:
Name:
Title:

[_______________________], as Co-Agent for Committed Lender Assignor and Conduit Assignor

By:
Name:
Title:

[_______________________], as a Committed Lender Assignee

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
X1-1-5

[_______________________], as Conduit Assignee

By:
Name:
Title:

[_______________________], as Co-Agent for Committed Lender Assignee and Conduit Assignee

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
X1-1-6

Acknowledged and Agreed:

BOSTON SCIENTIFIC CORPORATION, as Servicer

By:
Name:
Title:

BOSTON SCIENTIFIC FUNDING LLC, as Borrower

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,

By:
Name:
Title:

[OTHER PARTY, as required]

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
X1-1-7

Schedule I to
Assignment and Acceptance
Agreement

Assignee Information

Conduit Lender:

Liquidity Bank(s):Committed Lender(s):

Co-Agent:

Group:

Commitment:

“[Group] Allocation Limit” means [SPECIFY]

“Conduit Allocation Limit” means [SPECIFY]

“LIBOR”, for such Group, means [SPECIFY].

Notice Addresses:

Second Amended and Restated Credit and Security Agreement
X1-1-8

EXHIBIT XI -22

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Dated [________________]

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation, as initial Servicer, the Lenders party thereto from time to time and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

WHEREAS, [________] (“Assignor”) wishes to assign [__]% of its outstanding Loans to [______________] (“Assignee”) and, subject to the terms hereof, Assignee is willing to accept the Loans so assigned;

WHEREAS, Assignor wishes to assign to Assignee [__]% of its Commitment and its obligation to make Loans from time to time under the Agreement and, subject to the terms hereof, Assignee is willing to assume the Commitment so assigned and the obligation to make Loans from time to time under the Agreement; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Assignment and Assumption.  (a)          In consideration of Assignee’s payment of $[_______] to (or at the direction of) Assignor, which amount equals the aggregate outstanding principal of the assigned Loans owing to Assignor as of the date hereof under the Agreement (the “Assignment Price”), Assignor hereby sells and assigns to Assignee, without recourse and (except as set forth in Section 2) without representation or warranty, and Assignee hereby purchases and accepts from Assignor, all of Assignor’s right, title and interest in, to and under such assigned Loans owing to Assignor on the date hereof, together with a proportionate share of Assignor’s right, title and interest in and to the Collateral and all of Assignor’s rights under the Agreement and the other Transaction Document.

(b)          In connection with the assignment and acceptance effected pursuant to preceding clause (a) (and in consideration thereof), Assignor hereby assigns to Assignee, without recourse and (except as set forth in Section 2) without representation or warranty, [__]% of Assignor’s entire Commitment (in the amount of $[________]) and its obligation to make Loans from time to time under the Agreement, and Assignee hereby assumes the Commitment so assigned and the obligation to make Loans from time to time under the Agreement in accordance with (and subject to the terms of) the Agreement.

2 Use Exhibit XI-1 in the case of assignments by Lenders that are not Conduits.

Second Amended and Restated Credit and Security Agreement
X1-2-1

(c)          [Without limiting the generality of the foregoing, on the date hereof (after giving effect to all other payments and distributions made by, or on behalf of the Borrower on the date hereof), the Borrower (or the Servicer, acting on behalf of the Borrower) agrees to pay $[______] to the Assignor, representing all accrued and unpaid interest, fees and all other Obligations due and owing it and/or them through (but excluding) the date hereof with respect to the assigned Loans (other than amounts in respect of principal of the Loans owing to Assignee).][Include, if applicable]

2.          Representations and Disclaimers of Assignor.

(a)          Assignor represents and warrants, as to itself, that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interest is free and clear of any adverse claim;

(b)          [Assignor represents and warrants, as to itself, that after giving effect to the payments contemplated in Section 1(a) and (c) hereof, all Obligations owing to it shall have been paid in full;][Include if all of Assignor’s Loans are being assigned.]

(c)          Assignor represents and warrants, as to itself, that this Assignment and Acceptance Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof;

(d)          Assignor makes no representation or warranty or assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any other instrument or document furnished pursuant thereto; and

(e)          Assignor makes no representation or warranty or assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Transaction Documents.

3.          Representations and Agreements of Assignee.

(a)          Assignee confirms that it has received copies of the Transaction Documents and such other information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement;

(b)          Assignee agrees that it will, independently and without reliance upon Assignor or any other person and based on such Transaction Documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents;

(c)          Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents and this Assignment and Acceptance Agreement are required to be performed by it; and

Second Amended and Restated Credit and Security Agreement
X1-2-2

(d)          Assignee represents and warrants, as to itself, that this Assignment and Acceptance Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof.

4.          Agreement to Maintain Confidentiality.  Assignee agrees to abide by the provisions of Section 14.5 of the Agreement.

5.          Effect of Assignment and Acceptance.  (a)  Upon execution and delivery of this Assignment and Acceptance Agreement by Assignor and Assignee, the acknowledgement and agreement hereto by the Borrower, the Servicer and [Any other Party], payment by Assignee of the Assignment Price as provided in Section 1(a) [and payment by, or on behalf of, Borrower of the amount set forth in Section 1(c)], (i) Assignee shall be a party to the Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder, and (ii) Assignor shall relinquish all of its respective rights and be released from its respective obligations (if any) [with respect to the Loans, Collateral and Commitment assigned hereunder] under the Agreement and the other Transaction Documents.

(b)          Immediately after giving effect to the assignments and assumptions effected by this Assignment and Acceptance Agreement, (i) Assignee’s Commitment shall be $[____________], the aggregate outstanding principal of all Loans owing to Assignee shall be $[________] and (ii) Assignor’s Commitment shall be $[______], the aggregate outstanding principal of all Loans owing to Assignor shall be $[________] and the percentage for the Group which includes the Assignor and Assignor shall be [__]%.

(c)          [After giving effect to the assignments and assumptions effected by this Assignment and Acceptance Agreement, all reimbursement, indemnity and similar provisions contained in the Transaction Documents which, by their terms, inure to the benefit of the Lenders, shall continue to inure to Assignor’s benefit as to any actions taken or omitted to be taken by it while it was a party to the Agreement or any other Transaction Document.][Include if all of Assignor’s rights being assigned.]

(d)          Schedule I attached hereto sets forth information (as such information may be changed from time to time in accordance with the Agreement) relating to the Assignee.  Such Schedule I shall be deemed to amend the Agreement without any further action of any party to the Agreement.

6.          Further Assurances.  Each of Assignor and Assignee agrees that from time to time, at the Borrower’s expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable to more fully effect the purposes of this Assignment and Acceptance Agreement.

7.          GOVERNING LAW.  THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Second Amended and Restated Credit and Security Agreement
X1-2-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[_______________________], as Assignor

By:
Name:
Title:

[_______________________], as Assignee

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
X1-2-4

Acknowledged and Agreed:

BOSTON SCIENTIFIC CORPORATION, as Servicer

By:
Name:
Title:

BOSTON SCIENTIFIC FUNDING LLC, as Borrower

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,

By:
Name:
Title:

[OTHER PARTY, as required]

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
X1-2-5

EXHIBIT XII

FORM OF PREPAYMENT NOTICE

---

[Borrower’s Name]
Prepayment Notice

For Prepayment on __________________

Wells Fargo Bank, National Association, as Co-Agent

SMBC Nikko Securities America, Inc., as Co-Agent

[SPECIFY Co-Agent]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Boston Scientific Funding LLC, a Delaware limited liability company (the “Borrower”), Boston Scientific Corporation, a Delaware corporation as initial Servicer, the Lenders and Co-Agents Party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

1.          The Borrower [Servicer, on behalf of the Borrower] hereby notifies you that it has determined to prepay [all] [a portion] of its Advances in accordance with Section 1.5(a) [or (b)] of the Credit Agreement as follows:

(a)	Prepayment Date: _________________ (which provides at least the Required Notice Period [and which is a Settlement Date]*)

(b)	Aggregate Prepayment Amount (excluding Interest and Funding Losses): $_____________

(i)          WFBNA’s Prepayment Amount:  $___________

(ii)          SMBC’s Prepayment Amount:  $___________

(iii)          [SPECIFY Group’s] Prepayment Amount:  $____________

(c)	Amount of Prepayment relating to Alternate Base Rate Loans: $______

(d)	For Prepayment relating to LIBOR Loans: $__________

*   Required if LIBOR Loans are being prepaid.

Second Amended and Restated Credit and Security Agreement
XII-1

(e)	Aggregate Interest due on Prepayment Amount:

(i)          WFBNA’s Interest Amount:  $___________

(ii)          SMBC’s Interest Amount:  $___________

(iii)          [SPECIFY Group’s] Interest Amount:  $____________

(f)	Aggregate Funding Losses (if any) due pursuant to Section 4.3 of Credit Agreement:

(i)          WFBNA’s Funding Loss:  $___________

(ii)          SMBC’s Funding Loss:  $___________

(iii)          [SPECIFY Group’s] Funding Loss:  $____________

2.          Following the prepayments as described above, the following Loans will be outstanding:

(i)          Aggregate Loans: $ ___________

(ii)          WFBNA’s Loans:  $___________

(iii)          SMBC’s Loans:  $___________

(iv)          [SPECIFY Group’s] Loans:  $____________

[and [, if such prepayments are pursuant to Section 1.5(b)] no Lender’s Loans exceed the Lender’s Commitment [or Conduit Group’s Conduit Allocation Limit].

3.          Please disburse the Prepayment Amount, together with Interest and Funding Losses, as follows:

(i)          WFBNA: [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:  ________]; and

(ii)          SMBC: [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:  ________].

(iii)          [SPECIFY Group]: [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference:  ________].

Second Amended and Restated Credit and Security Agreement
XII-2

IN WITNESS WHEREOF, the [Servicer, on behalf of the] Borrower has caused this Prepayment Notice to be executed and delivered as of this ____ day of ___________, _____.

[_______________________, as Servicer, on behalf of:]

_________________________, as Borrower

By:
Name:
Title:

Second Amended and Restated Credit and Security Agreement
XII-3

Schedule I to
Assignment and Acceptance
Agreement

Assignee Information

Lender:

Commitment:

“Allocation Limit” means [SPECIFY]

“LIBOR” means [SPECIFY].

Notice Addresses:

Second Amended and Restated Credit and Security Agreement
XII-4

EXHIBIT XIII-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boston Scientific Fund LLC, a Delaware limited liability company, Boston Scientific Corporation, a Delaware corporation, the Lenders and Co-Agents Party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Loan Parties and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Loan Parties and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[  ]

Second Amended and Restated Credit and Security Agreement
XIII-1-1

EXHIBIT XIII-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boston Scientific Fund LLC, a Delaware limited liability company, Boston Scientific Corporation, a Delaware corporation, the Lenders and Co-Agents Party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[  ]

Second Amended and Restated Credit and Security Agreement
XIII-2-1

EXHIBIT XIII-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boston Scientific Fund LLC, a Delaware limited liability company, Boston Scientific Corporation, a Delaware corporation, the Lenders and Co-Agents Party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[  ]

Second Amended and Restated Credit and Security Agreement
XIII-3-1

EXHIBIT XIII-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of February 7, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boston Scientific Fund LLC, a Delaware limited liability company, Boston Scientific Corporation, a Delaware corporation, the Lenders and Co-Agents Party thereto from time to time, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Loan Parties with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Loan Parties and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Loan Parties and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[  ]

Second Amended and Restated Credit and Security Agreement
XIII-4-1

SCHEDULE A

COMMITMENTS

LENDER	COMMITMENT
Wells Fargo Bank, National Association	$200,000,000
Sumitomo Mitsui Banking Corporation, New York Branch	$200,000,000
Total:	$400,000,000

Second Amended and Restated Credit and Security Agreement
A-1

SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT

ON OR PRIOR TO THE INITIAL LOAN

Document	Signatories

1. Receivables Sale Agreement (“RSA”)	Originator SPC
• Annex A to RSA - Definitions	n/a
• Exhibit A to RSA – Form of Purchase Report	n/a
• Exhibit B to RSA – Form of Subordinated Note	n/a
• Exhibit C to RSA– Credit and Collection Policy	n/a
• Exhibit D to RSA – Form of Joinder Agreement	n/a
• Schedule 2.1(r) to RSA – Originator’s Organizational ID Number; Chief Executive Office Address; Locations of Records; Prior Names	n/a
2. A certificate of Originator’s Assistant Secretary certifying:
(a) the names and true signatures of the officers authorized on Originator’s behalf to sign the Transaction Documents to be delivered by it;
(b) an attached copy of resolutions of Originator’s board of directors, authorizing the Transaction Documents to be delivered by it and the transactions contemplated thereby; and
(c) an attached copy of Originator’s by-laws.
BSX
3. A good standing certificate for Originator issued as of a recent date by the Secretary of State of Delaware	n/a
4. Originator’s Certificate of Incorporation recently certified by the Secretary of State of Delaware.	n/a
5. A certificate of SPC’s Secretary certifying:
(a) the names and true signatures of the officers authorized on SPC’s behalf to sign the Transaction Documents to be delivered by it;
(b) an attached copy of resolutions of SPC’s board of directors, authorizing the Transaction Documents to be delivered by it and the transactions contemplated thereby; and
(c) an attached copy of SPC’s by-laws.
BSX
6. A good standing certificate for SPC issued as of a recent date by the Secretary of State of Delaware	n/a
7. Borrower’s Certificate of Incorporation certified by the Secretary of State of Delaware.	n/a
8. [Intentionally Deleted]	n/a
9. Independent Director’s Agreement	BSX SPC Ind. Dir.

Second Amended and Restated Credit and Security Agreement

10. UCC, tax and judgment lien searches against Originator in the relevant central and local filing offices in the state where (a) it was incorporated and (b) it maintains its chief executive office	n/a
11. Termination Statements with respect to any liens revealed in the above searches	n/a
12. Delaware UCC financing statement naming Originator, as debtor, SPC, as assignor/secured party, and the Administrative Agent, as assignee of secured party	n/a
13. Subordinated Note	SPC
14. Corporate/UCC Opinion	S&S
15. True sale and non-consolidation Opinion(s)	S&S
16. A certificate from an officer of Originator to the effect that (a) each of the representations and warranties set forth in the RSA is true and correct as of the closing date, (b) the Sale Termination Date has not occurred, and (c) Originator has reflected in its monthly reporting to the banks that the Receivables acquired by Borrower from Originator are the property of the Borrower.
BSX

17. Credit and Security Agreement (“CSA”)	All
• Exhibit I to CSA: Definitions	n/a
• Exhibit II to CSA: Form of Borrowing Request	n/a
• Exhibit III to CSA: Jurisdictions of Organization and Chief Executive Offices of the Loan Parties; Location of Records; Organizational identification Numbers	n/a
• Exhibit IV to CSA: Names of Collection Banks; Collection Accounts	n/a
• Exhibit V to CSA: Form of Compliance Certificate	n/a
• Exhibit VI to CSA: Form of Collection Account Agreement	n/a
• Exhibit VII to CSA: [Intentionally Omitted]	n/a
• Exhibit VIII to CSA: Credit and Collection Policy	n/a
• Exhibit IX to CSA: Form of Monthly Report
• Exhibit X to CSA: Eligible Originators
• Schedule A to CSA: Commitments
• Schedule Bto CSA: Closing Documents
• Schedule 14.2 to CSA: Notices
18. Collection Account Agreement(s) with respect to each Lockbox and associated account (all are at Wells Fargo Bank)	BSX SPC Admin. Agent [WFBNA]
19. Monthly Report as of month-end prior to closing	BSX
20.  A certificate of an Authorized Officer of each of the Loan Parties certifying that as of the date of the initial Advance, no Amortization Event or Unmatured Amortization Event exists and is continuing
BSX SPC

Second Amended and Restated Credit and Security Agreement

21. Borrowing Notice	SPC
22. Delaware UCC Financing Statement naming SPC as debtor and the Administrative Agent as secured party	n/a
23. CSA Corporate/UCC Opinion	S&S
24. UCC, tax and judgment lien searches against SPC in Delaware	n/a
25. Opinion back-up certificates	BSX SPC

Second Amended and Restated Credit and Security Agreement

SCHEDULE C

DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
ON OR PRIOR TO THE EFFECTIVENESS DATE

Document	Signatories
1.  Assignment and Acceptance Agreement dated as of February 7, 2017 among Borrower, Servicer, Wells Fargo Bank, National Association (“WFBNA”), Sumitomo Mitsui Banking Corporation (“SMBC”), SMBC Nikko  Securities America, Inc., Royal Bank of Canada (“RBC”), Old Line Funding, LLC, The Bank of Nova Scotia (“BNS”) and Liberty Street Funding LLC, and  all amounts payable hereunder.
Borrower Servicer WFBNA SMBC, …RBC BNS
2. Second Amended and Restated Receivables Sale Agreement and amendments (“RSA”)	Originator Borrower
3. Second Amended and Restated Credit and Security Agreement (“CSA”)	All
Exhibit I to CSA: Definitions	n/a
Exhibit II to CSA: Form of Borrowing Request	n/a
Exhibit III to CSA: Jurisdictions of Organization and Chief Executive Offices of the Loan Parties; Location of Records; Organizational identification Numbers	n/a
Exhibit IV to CSA: Names of Collection Banks; Collection Accounts	n/a
Exhibit V to CSA: Form of Compliance Certificate	n/a
Exhibit VI to CSA: Form of Collection Account Agreement	n/a
Exhibit VII to CSA: Form of Commitment Reduction Notice; Form of Committment Increase Request; Form of Committment Increase Response	n/a
Exhibit VIII to CSA: Credit and Collection Policy	n/a
Exhibit IX to CSA: Form of Monthly Report
Exhibit X to CSA: Eligible Originators
Exhibit XI to CSA: Form of Assignment and Acceptance Agreement
Schedule A to CSA: Commitments
Schedule B to CSA: Initial Closing Documents
Schedule C to CSA: Effectiveness Date Documents

Second Amended and Restated Credit and Security Agreement

Schedule 14.2 to CSA: Notice Addresses
4. Assignment of Collection Account Agreement with respect to each Lockbox and associated account (all are at WFBNA)	BSX SPC Admin. Agent WFBNA
5. Amended Fee Letter	BSX, Borrower, Admin Agent, Co-Agents
6.  A certificate of BSX’s Assistant Secretary certifying:
(a) the names and true signatures of the officers authorized on BSXs behalf to sign the Transaction Documents to be delivered by it on the Effectiveness Date; and
(b) an attached copy of resolutions of BSX’s board of directors, authorizing the Transaction Documents to be delivered by it on the Effectiveness Date and the transactions contemplated thereby
BSX
7.  A certificate of SPC’s Secretary certifying:
(a) the names and true signatures of the officers authorized on SPC’s behalf to sign the Transaction Documents to be delivered by it on the Effectiveness Date; and
(b) an attached copy of resolutions of SPC’s board of directors, authorizing the Transaction Documents to be delivered by it on the Effectiveness Date and the transactions contemplated thereby
BSX
8.  A certificate of an Authorized Officer of each of the Loan Parties certifying that as of the date of the initial Advance, no Amortization Event or Unmatured Amortization Event exists and is continuing
BSX Borrower
9.  A certificate from an officer of Originator to the effect that (a) each of the representations and warranties set forth in the RSA is true and correct as of the Effectiveness Date and (b) the Sale Termination Date has not occurred.
BSX
10. Corporate and UCC opinions	S&S
11. In-house counsel opinions addressed to each Agent and each Lender	BSX

Second Amended and Restated Credit and Security Agreement

12. True sale and non-consolidation Opinion	S&S
13. Monthly Report for December 2016	BSX
14. UCC-3 Statements (Nos. 20064509535 and 20064510137), assigning same to WFBNA, as as replacement Administrative Agent, as secured party and amending collateral description	n/a
15. UCC, tax and judgment lien searches against Originator and Borrower in Delaware	n/a
16. Copy of Independent Director’s Agreement	n/a

Second Amended and Restated Credit and Security Agreement

SCHEDULE 14.2

Addresses

LENDER/CO-AGENT/ADMINISTRATIVE AGENT

Wells Fargo Bank, National Association
1100 Abernathy Road
Suite 1100
Atlanta, GA 30328
Attention: Michael Landry
Tel: (770) 508-2179
Email: michael.landry@wellsfargo.com
Facsimile: (855) 818-1933

LENDER/CO-AGENT

Sumitomo Mitsui Banking Corporation, as Lender
277 Park Ave
New York, NY 10172
Attention: Kevin DeFreitas
Phone: (212) 224-4375
Email: agencyservices@smbcgroup.com
Facsimile: (212) 224-4501

With a copy to:

SMBC Nikko Securities America, Inc., as Co-Agent
277 Park Avenue
New York, NY 10172
Attention: Structured Finance Group
Email: ASGOPS@smbcnikko-si.com
Facsimile: (646) 874-5997

Second Amended and Restated Credit and Security Agreement
14.2-1

BORROWER

Boston Scientific Funding LLC
300 Boston Scientific Way
Marlborough, Massachusetts 01752
Attention:	Robert Castagna, President & Treasurer
Tel:	508-683-5486
Email:	bob.castagna@bsci.com

With a copy to:

General Counsel’s Office
Vance Brown
Tel:	508-683-5389
Email:	vance.brown@bsci.com

Second Amended and Restated Credit and Security Agreement
14.2-2